SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

POLO RALPH LAUREN CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
FOR ANNUAL MEETING OF STOCKHOLDERS To be Held on August 12, 2004
(PROPOSAL 1) ELECTION OF DIRECTORS
CLASS A DIRECTOR NOMINEES FOR ELECTION
CLASS B DIRECTOR NOMINEES FOR ELECTION
CORPORATE GOVERNANCE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION
STOCK PERFORMANCE GRAPH
CERTAIN RELATIONSHIPS AND TRANSACTIONS
(PROPOSAL 3) RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR
PROXY PROCEDURE AND EXPENSES OF SOLICITATION
ADDITIONAL MATTERS
APPENDIX A

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

       TO THE OWNERS OF CLASS A COMMON STOCK AND CLASS B COMMON STOCK OF POLO RALPH LAUREN CORPORATION:

      The Annual Meeting of Stockholders of Polo Ralph Lauren Corporation, a Delaware corporation (the “Company”), will be held at the St. Regis Hotel, 20th Floor Penthouse, 2 East 55th Street, New York, New York, on Thursday, August 12, 2004, at 9:30 a.m., local time, for the following purposes:

1. To elect nine directors to serve until the 2005 Annual Meeting of Stockholders;

2. To amend and restate the Company’s 1997 Long-Term Stock Incentive Plan (the “1997 Stock Incentive Plan”) to increase the maximum number of shares of Common Stock available for award grants under the 1997 Stock Incentive Plan from 20,000,000 shares to 26,000,000 shares; extend the term of the 1997 Stock Incentive Plan until June 30, 2014; and generally update the 1997 Stock Incentive Plan to conform to prevailing practices;

3. To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending April 2, 2005; and

4. To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

      Stockholders of record at the close of business on June 24, 2004 are entitled to notice of, and to vote at, the Annual Meeting of Stockholders and any adjournments or postponements thereof.

By Order of the Board of Directors

EDWARD W. SCHEUERMANN
Vice President-Corporate Counsel
and Secretary

New York, New York

July 2, 2004

      EACH STOCKHOLDER IS URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY PROMPTLY. IN THE EVENT A STOCKHOLDER DECIDES TO ATTEND THE MEETING, HE OR SHE MAY, IF SO DESIRED, REVOKE THE PROXY BY VOTING THE SHARES IN PERSON AT THE MEETING.

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

To be Held on August 12, 2004

      This proxy statement is furnished to the stockholders of Polo Ralph Lauren Corporation, a Delaware corporation, in connection with the solicitation by our Board of Directors of proxies for the Annual Meeting of Stockholders of the Company to be held at the St. Regis Hotel, 20th Floor Penthouse, 2 East 55th Street, New York, New York on Thursday, August 12, 2004, at 9:30 a.m., local time, and at any adjournments or postponements thereof. This proxy statement and the accompanying proxy are being mailed to our stockholders on or about July 7, 2003. In this proxy statement, we refer to Polo Ralph Lauren Corporation as the “Company”, “we” or “us”.

      Any proxy delivered pursuant to this solicitation is revocable at the option of the person executing it by giving written notice to the Secretary of the Company at any time before such proxy is voted, by delivering a later dated proxy or by voting in person at the Annual Meeting. The address of our principal executive offices is 650 Madison Avenue, New York, New York 10022.

      Only holders of record of shares of our Class A Common Stock and Class B Common Stock (together, the “Common Stock”) at the close of business on June 24, 2004, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting or adjournments or postponements thereof. The presence, in person or by proxy, of the holders of one-third of the total number of shares of Common Stock outstanding on the record date will constitute a quorum for the transaction of business at the Annual Meeting. Each owner of record of Class A Common Stock on the record date is entitled to one vote for each share. Each owner of record of Class B Common Stock on the record date is entitled to ten votes for each share. On June 24, 2004, there were 57,831,725 outstanding shares of Class A Common Stock and 43,280,021 outstanding shares of Class B Common Stock. Except for the election of directors, the Class A Common Stock and Class B Common Stock vote together as a single class.

      Our Board of Directors has by resolution fixed the number of directors at nine. Two directors (the “Class A Directors”) will be elected by plurality vote of the shares of Class A Common Stock present in person or by proxy at the Annual Meeting and eligible to vote and seven directors (the “Class B Directors”) will be elected by plurality vote of the shares of Class B Common Stock present in person or by proxy at the Annual Meeting and eligible to vote. The approval of the amendment and restatement of our 1997 Long-Term Stock Incentive Plan (our “1997 Stock Incentive Plan”) and the ratification of the appointment of Deloitte & Touche LLP (“Deloitte & Touche”) as our independent auditors will each require the affirmative vote of a majority of the total votes cast on such proposal by the shares of Common Stock present in person or by proxy at the Annual Meeting and eligible to vote.

      All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given in such proxies. With respect to the election of directors to serve until the 2005 Annual Meeting of Stockholders, holders of either class of Common Stock may vote in favor of all nominees for election by that class, withhold their votes as to specific nominees, or withhold their votes as to all such nominees. With respect to the approval of the amendment of the 1997 Stock Incentive Plan, stockholders may vote in favor of approval, vote against approval, or abstain from voting. With respect to the ratification of the appointment of Deloitte & Touche as our independent auditors for the fiscal year ending April 2, 2005, stockholders may vote in favor of ratification, vote against ratification, or abstain from voting. Stockholders should specify their choices on the enclosed form of proxy. If no specific instructions are given with respect to the matters to be acted upon, the shares represented by a properly signed proxy will be voted FOR the election of all nominees for election as directors in the applicable class (Proposal 1), FOR the proposal to amend and restate our 1997 Stock Incentive Plan (Proposal 2) and FOR the proposal to ratify the appointment of Deloitte & Touche as our independent auditors (Proposal 3).

      Abstentions will be counted as votes cast on proposals presented to stockholders, but broker non-votes will not be considered votes cast. Shares represented by broker non-votes with respect to any proposal will be considered present but not eligible to vote on such proposal. Abstentions and broker non-votes will have no effect on the election of directors, which is by plurality vote, but abstentions will, in effect, be votes against the amendment of our 1997 Stock Incentive Plan and the ratification of the appointment of independent auditors.

(PROPOSAL 1)

ELECTION OF DIRECTORS

      The Company’s Amended and Restated By-laws provide that our Board of Directors may fix the number of directors constituting the entire Board between six and twenty. The Board has currently fixed the number of directors constituting the entire Board of Directors at nine. Our Board of Directors is presently divided into two classes, with all directors being elected annually. Pursuant to our Amended and Restated Certificate of Incorporation, the two Class A Directors will be elected by the holders of Class A Common Stock and the seven Class B Directors will be elected by the holders of Class B Common Stock, each to serve until the 2005 Annual Meeting and until his or her successor is elected and qualified.

      On February 3, 2004, the Board appointed Myron E. Ullman, III to serve as a Class B director until the 2004 Annual Meeting of Stockholders, and Mr. Ullman has been nominated for election as a Class B director at the Annual Meeting. Two of the directors elected at last year’s Annual Meeting of Stockholders are not standing for re-election. F. Lance Isham is resigning in connection with his retirement as Vice Chairman of the Company, and Richard A. Friedman, who had been elected by the holders of our formerly outstanding Class C Common Stock, is resigning following the conversion of the outstanding shares of Class C Common Stock into shares of Class A Common Stock in connection with the registered public offering of such shares by their holders.

      Each of our remaining directors, Arnold H. Aronson and Dr. Joyce F. Brown (the Class A directors), Ralph Lauren, Roger N. Farah, Frank A. Bennack, Jr., Joel L. Fleishman, Judith A. McHale, Terry S. Semel and Myron E. Ullman, III (the Class B directors), has been nominated to stand for re-election as a director at the 2004 Annual Meeting. If any nominee becomes unable or unwilling to serve for any reason, the Board, based on the recommendation of the Nominating & Governance Committee, may (unless the Board decides to reduce the number of directors) designate a substitute nominee, in which event the persons named in the enclosed proxy will vote all proxies that would otherwise be voted for the named nominee or nominees for the election of such substitute nominee or nominees. We know of no reason why any nominee would be unable or unwilling to serve.

      THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR EACH NOMINEE AS A DIRECTOR TO HOLD OFFICE UNTIL THE 2005 ANNUAL MEETING OF STOCKHOLDERS AND UNTIL HIS OR HER SUCCESSOR IS ELECTED AND QUALIFIED. PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY IN THEIR PROXIES THAT AUTHORITY IS WITHHELD AS TO ONE OR MORE NOMINEES.

CLASS A DIRECTOR NOMINEES FOR ELECTION

Arnold H. Aronson	Age 69	Mr. Aronson has been a director of the Company since November 2001. Mr. Aronson has been a senior advisor at Kurt Salmon Associates, a global management consulting firm specializing in services to retail and consumer products companies, since 1997. In his career, Mr. Aronson served as chairman and chief executive officer of Saks Fifth Avenue, Inc., then of the Batus Retail Group, the then parent entity of Saks Fifth Avenue, Marshall Fields, Kohls and others, and then of Woodward & Lothrup/John Wanamaker. Mr. Aronson currently serves as Chairman of the Board of Governors of the Parsons School of Design and as Vice Chairman of the Board of Trustees at New School University.

Dr. Joyce F. Brown	Age 57	Dr. Brown has been a director of the Company since May 2001. She has been the President of the Fashion Institute of Technology and Chief Executive Officer of the Educational Foundation for the Fashion Industries since 1998. Dr. Brown was a Professor of Clinical Psychology at the Graduate School and University Center of the City University of New York from 1994 to 1998, where she is now Professor Emerita. Dr. Brown is also a member of the Board of Directors of Paxar Corporation and USEC, Inc.

CLASS B DIRECTOR NOMINEES FOR ELECTION

Ralph Lauren	Age 64	Mr. Lauren has been Chairman, Chief Executive Officer and a director of the Company since prior to the Company’s initial public offering in 1997, and was a member of the Advisory Board or Board of Directors of the Company’s predecessors since their organization. He founded Polo in 1967 and has provided leadership in the design, marketing, advertising and operational areas since such time.

Roger N. Farah	Age 51	Mr. Farah has been President, Chief Operating Officer and a director of the Company since April 2000. He was Chairman of the Board of Venator Group, Inc. from December 1994 until April 2000, and was Chief Executive Officer of Venator Group, Inc. from December 1994 until August 1999. Mr. Farah is also a member of the Board of Directors of Toys “R” Us, Inc.

Frank A. Bennack, Jr.	Age 71	Mr. Bennack has been a director of the Company since January 1998. In June 2002, Mr. Bennack became Chairman of the Executive Committee and Vice Chairman of the Board of Directors of The Hearst Corporation, after serving as President and Chief Executive Officer of The Hearst Corporation since 1979. He is also a member of the Board of Directors of Hearst-Argyle Television, Inc. and Wyeth.

Joel L. Fleishman	Age 70	Mr. Fleishman has been a director of the Company since January 1999. Mr. Fleishman has been a Professor of Law and Public Policy at the Terry Sanford Institute of Public Policy at Duke University since 1971, and the Director of the Samuel and Ronnie Heyman Center for Ethics, Public Policy and the Professions at Duke University since 1989. Mr. Fleishman is also a member of the Board of Directors of Boston Scientific Corporation.

Judith A. McHale	Age 57	Ms. McHale has been a director of the Company since February 2001. After serving as President and Chief Operating Officer of Discovery Communications, Inc., the parent company of cable television’s Discovery Channel, since 1995, Ms. McHale became its Chief Executive Officer on June 17, 2004. Ms. McHale is also a member of the Board of Directors of Host Marriott Corporation.

Terry S. Semel	Age 61	Mr. Semel has been a director of the Company since September 1997. He has been Chairman and Chief Executive Officer of Yahoo! Inc. since May 2001. Mr. Semel has been Chairman of Windsor Media, Inc., Los Angeles, a diversified media company, since October 1999. Mr. Semel was Chairman of the Board and Co-Chief Executive Officer of the Warner Bros. Division of Time Warner Entertainment LP (“Warner Brothers”) from March 1994 until October 1999, and of the Warner Music Group from November 1995 until October 1999. Mr. Semel is also a member of the Board of Directors of Yahoo! Inc.

Myron E. Ullman, III	Age 57	Mr. Ullman has been a director of the Company since February 2004. Mr. Ullman served as co-chairman of Global Crossing Limited, a telecommunications service provider, from December 2002 to December 2003. From July 1999 to January 2002, Mr. Ullman served as directeur general, group managing director of LVMH Möet Hennessy Louis Vuitton, a luxury goods manufacturer and retailer. From January 1995 to June 1999, Mr. Ullman served as chairman and chief executive officer of DFS Group Limited, a retailer of luxury branded merchandise. Mr. Ullman also serves on the board of directors of Taubman Centers, Inc. and Starbucks Corporation.

      Our Board of Directors held five meetings during our 2004 fiscal year, which ended on April 3, 2004. Each director attended more than 75% of the meetings held by the Board of Directors and its committees on which he or she served. The Company’s Board of Directors and its committees also act from time to time by unanimous written consent in lieu of meetings.

CORPORATE GOVERNANCE

      Our Board of Directors and management have always been committed to sound corporate governance. We have in place a comprehensive corporate governance framework which reflects the corporate governance requirements of the Sarbanes-Oxley Act of 2002, the Securities and Exchange Commission (the “SEC”) and the New York Stock Exchange (“NYSE”). Consistent with our commitment to corporate governance, we will not rely on the exceptions from certain of the NYSE’s corporate governance listing requirements available to majority controlled companies. The key components of our corporate governance framework are set forth in the following documents:

•	our Amended and Restated Certificate of Incorporation;

•	our Amended and Restated By-Laws;

•	our Audit Committee Charter;

•	our Corporate Governance & Nominating Committee Charter;

•	our Compensation Committee Charter;

•	our Corporate Governance Policies;

•	our Code of Business Conduct and Ethics; and

•	our Code of Ethics for Principal Executive Officers and Senior Financial Officers.

      Copies of each of these documents are available on our website at http://investor.polo.com by clicking on “Corporate Governance”. Only the Board of Directors may grant a waiver under our codes of ethics to any director or executive officer, and any such waiver will be promptly posted on our website.

Director Independence

      Our Board of Directors believes that a majority of our directors should be independent, and has determined that six of our non-management directors, Mr. Bennack, Dr. Brown, Mr. Fleishman, Ms. McHale, Mr. Semel and Mr. Ullman, are independent in accordance with the guidelines established under our Corporate Governance Policies and the NYSE’s corporate governance requirements. Our guidelines for determining directors’ independence are set forth as Appendix A to this proxy statement.

Independent Committees of the Board

      Our Board of Directors has established three committees consisting solely of independent directors — the Audit Committee, the Compensation Committee and the Nominating & Governance Committee.

      The members of the Audit Committee are Frank A. Bennack, Jr. (Chair), Dr. Joyce F. Brown and Judith A. McHale. The Audit Committee appoints our independent auditors, approves in advance all audit and permitted non-audit services performed by the independent auditors and the scope and cost of their annual audit, reviews the results of the independent auditors’ annual audit and quarterly reviews with the independent auditors and management, reviews management’s compliance with our major accounting and financial reporting policies, reviews the adequacy of our financial organization, and reviews management’s procedures and policies relating to our internal control over financial reporting and compliance with applicable laws relating to accounting practice. The Audit Committee met four times in fiscal 2004. The Board has determined that each member of the Audit Committee is financially literate, that the Audit Committee has at least one member who is an audit committee financial expert, as defined by the SEC, and that Mr. Bennack, the Chair, is an audit committee financial expert. The Audit Committee has adopted a formal policy for the approval of the performance of audit and non-audit services of the independent auditors. This policy is described under “(PROPOSAL 3) RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS.”

      The members of the Compensation Committee are Joel L. Fleishman (Chair), Frank A. Bennack, Jr. and Terry S. Semel. The Compensation Committee reviews and approves compensation plans and arrange-

ments with respect to our executive officers and other senior executives and administers certain employee benefit plans, including our 1997 Stock Incentive Plan. The Compensation Committee met ten times in fiscal 2004.

      The members of the Nominating & Governance Committee are Myron E. Ullman, III (Chair), Dr. Joyce F. Brown and Joel L. Fleishman. The Board formed the Nominating & Governance Committee in May 2004 to identify individuals qualified to become directors, to recommend director nominees to the Board, and to develop and recommend corporate governance policies to the Board.

Non-Management Director Meetings

      Our non-management directors met three times in fiscal 2004 without any management representative present. Pursuant to our Corporate Governance Policies, the leader of meetings of the non-management directors will be chosen from among the chairs of the Audit, Compensation or Nominating & Governance Committees based on the topics to be discussed. The session leader can retain independent consultants and schedule meetings. Our Corporate Governance Policies also provide that an executive session consisting of only those non-management directors who qualify as independent will be held at least once a year.

Director Nominating Procedures.

      The Nominating & Governance Committee will identify and evaluate candidates for nomination as directors and submit its recommendations to the full Board for its consideration. The Committee, guided by the membership criteria established by the Board in our Corporate Governance Policies, will seek highly qualified candidates who combine a broad spectrum of experience and expertise with a reputation for integrity. Candidates should have experience in positions with a high degree of responsibility and be leaders in the companies or institutions with which they are affiliated. The Board selects director nominees based upon contributions they can make to the Board and management regardless of gender or race, and seeks to maintain a majority of independent directors. The Committee will receive input on director candidates from other directors, including the Chairman of the Board, and may engage third parties to assist in the search for director candidates or to assist in gathering information regarding director candidates’ background and experience. If the Committee engages a third party, it will approve the fees that we pay for these services.

      The Nominating & Governance Committee will consider candidates recommended by our directors, members of management and stockholders, and will evaluate candidates recommended by stockholders on the same basis as other candidates. Upon receiving a stockholder recommendation, the Committee will initially determine the need for additional or replacement Board members and evaluate the candidate based on the information the Committee receives with the stockholder recommendation or may otherwise acquire, and, may, in its discretion, consult with the Chairman and other members of our Board. If the Committee determines that a more comprehensive evaluation is warranted, the Committee may obtain additional information about the director candidate’s background and experience, including by means of interviews with the candidate.

      Our stockholders may recommend candidates at any time, but the Nominating & Governance Committee requires recommendations for election at an annual meeting of stockholders to be submitted to the Committee no later than 120 days before the first anniversary of the date of the proxy statement sent to stockholders in connection with the previous year’s annual meeting. The Nominating & Governance Committee believes this deadline is appropriate and in the best interests of the Company and our stockholders because it ensures that the Committee has sufficient time to properly evaluate all proposed candidates. Therefore, to submit a candidate for consideration for nomination at the 2005 Annual Meeting of Stockholders, a stockholder must submit the recommendation, in writing, by February 27, 2005. The written notice must include:

•	all information relating to each person whom the stockholder proposes to nominate for election as a director that would be required to be disclosed in a solicitation of proxies for the election of such person as a director pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended

(“Exchange Act”), including such person’s written consent to being named in the proxy statement as a nominee and to serve as a director if elected;

•	the name and address of the stockholder giving the notice, as they appear on our books, and of the beneficial owner of those shares; and

•	the class and number of shares which are owned beneficially and of record by the stockholder and the beneficial owner.

      Recommendations must be sent to the Nominating & Governance Committee, Office of the Secretary, Polo Ralph Lauren Corporation, 650 Madison Avenue, New York, New York 10022.

      Our stockholders may directly nominate an individual for election as a director at an annual meeting by complying with the nominating procedures set forth in our By-laws, which are described below under the caption “ADDITIONAL MATTERS — Stockholder Proposals for the 2005 Annual Meeting”.

Director Communications

      Stockholders may contact any of our directors, including the Chairman of the Board, the chairs of our independent committees, any committee of the Board, the Board’s non-management directors as a group or the entire Board, by writing to them as follows: [Name(s)/ Title(s)], Office of the Secretary, Polo Ralph Lauren Corporation, 650 Madison Avenue, New York, New York 10022. Communications received in this manner will be handled in accordance with the procedures approved by the Company’s independent directors, who have requested that certain items that are unrelated to the duties and responsibilities of the Board should be excluded, such as:

•	spam

•	junk mail and mass mailings

•	product complaints

•	product inquiries

•	new product suggestions

•	resumés and other forms of job inquiries

•	surveys

•	business solicitations or advertisements

      In addition, material that is threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out must be available to any non-management Director upon request.

Audit Committee Communications

      Complaints and concerns relating to our accounting, internal controls or auditing matters may be communicated to the Audit Committee, which consists solely of non-employee directors, through the Office of the Secretary as described above under “Director Communications”. Any such communication may be anonymous.

      All complaints and concerns will be reviewed by the Audit Committee or a designated member of the Audit Committee. If the Committee or its member designee determines that a reasonable basis exists for conducting a formal investigation, the Audit Committee will direct and supervise the investigation, and may retain independent legal counsel, accountants and other advisors as it deems necessary. Confidentiality will be maintained to the fullest extent consistent with the need to conduct an adequate review. Prompt and appropriate corrective action will be taken when and as warranted in the judgment of the Audit Committee.

      Our Code of Business Conduct and Ethics provides that we will not discharge, demote, suspend, threaten, harass or in any manner discriminate against any employee in the terms and conditions of his or her employment based upon any lawful actions of such employee with respect to good faith reporting of complaints regarding accounting, internal controls or auditing matters.

Director Attendance at Annual Meetings

      The Company’s Corporate Governance Policies state that directors are expected to attend annual meetings of stockholders. Six directors attended the 2003 meeting.

Compensation of Directors

      Each non-employee director receives an annual retainer of $35,000 and the non-employee chairs of our Audit, Compensation and Nominating & Governance Committees receive an additional annual retainer of $7,500 for serving in such capacities. Non-employee directors also receive $2,000 for each meeting of a Committee of the Board he or she attends. Directors who are also employees of the Company receive no additional compensation for service as a director. Under the Company’s 1997 Non-Employee Director Stock Option Plan, each non-employee director receives an initial grant of options to purchase 7,500 shares of Class A Common Stock upon joining the Board, and thereafter receives annual grants of options to purchase 3,000 shares of Class A Common Stock. Mr. Aronson has not received options during the term of his recently expired consulting agreement with the Company, which is described in this proxy statement under the caption “CERTAIN RELATIONSHIPS AND TRANSACTIONS — Other Agreements, Transactions and Relationships.”

Required Certifications

      As of the mailing date of this proxy statement, our Chief Executive Officer and Chief Financial Officer have timely delivered the certifications required under applicable rules of the SEC.

Audit Committee Report

      The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to the Company’s consolidated financial statements, the Company’s compliance with legal and regulatory requirements, the Company’s system of internal controls and the qualifications, independence and performance of its internal and independent auditors. We have the sole authority and responsibility to select, evaluate and, when appropriate, replace the Company’s independent auditors. The Committee is composed of three independent directors and operates under a written charter adopted by the Audit Committee and ratified by the Board.

      Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of the Company’s consolidated financial statements in accordance with generally accepted accounting principles. Deloitte & Touche, the Company’s independent auditors, are responsible for auditing those financial statements and expressing an opinion as to the fairness of their presentation in accordance with generally accepted accounting principles. Our responsibility is to oversee and review these processes. We are not, however, professionally engaged in the practice of accounting or auditing and do not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or generally accepted accounting principles or as to auditor independence. We rely, without independent verification, on the information provided to us and on the representations made by management and the independent auditors.

      In this context, we have met and held discussions with management and Deloitte & Touche. Management represented to us that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and we have reviewed and discussed the consolidated financial statements with management and Deloitte & Touche. We also discussed with Deloitte & Touche the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees). Deloitte & Touche provided to us the written disclosures required by Independence Standards Board Standard No. 1, as amended (Independence Discussions with Audit Committees), and we discussed their independence with them. When considering Deloitte & Touche’s independence, we considered whether their provision of non-audit services to the Company was compatible with maintaining independence.

We received regular updates on the amount of fees and scope of audit and non-audit services provided. All services were provided consistent with applicable rules and our pre-approval policies and procedures.

      Based on our discussions with management, the internal auditors and Deloitte & Touche and our review of the representations of management and Deloitte & Touche, and subject to the limitations on our role and responsibilities referred to above and set forth in the Audit Committee Charter, we recommended to the Board of Directors that the Company’s audited consolidated financial statements for the fiscal year ended April 3, 2004 be included in the Company’s Annual Report on Form 10-K. We also approved, subject to stockholder ratification, the selection of Deloitte & Touche as the Company’s independent auditors for fiscal 2005.

Members of the Audit Committee

Frank A. Bennack, Jr. (Chair)
Dr. Joyce F. Brown
Judith A. McHale

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of June 24, 2004 by: (i) each stockholder who is known by the Company to beneficially own in excess of five percent of any class of the Company’s voting securities, (ii) each director, (iii) each of the executive officers whose names appear in the summary compensation table (the “Named Executive Officers”) and (iv) all directors and executive officers as a group. Except as otherwise indicated, each stockholder listed below has sole voting and investment power with respect to the shares beneficially owned by such person. The rules of the SEC consider a person to be the “beneficial owner” of any securities over which the person has or shares voting power or investment power, or any security that the person has the right to acquire, within 60 days, such sole or shared power.

							Voting
	Class A			Class B			Power of
	Common Stock			Common Stock(1)			Total
							Common
	Number		%	Number		%	Stock %

Ralph Lauren	1,716,667	(2)	2.9	43,280,021	(3)	100%	88.3
Roger N. Farah	1,015,323	(4)	1.7	—		—	*
F. Lance Isham	383,097	(5)	*	—		—	*
Arnold H. Aronson	10,000	(6)	*	—		—	*
Frank A. Bennack, Jr.	23,000	(7)	*	—		—	*
Dr. Joyce F. Brown	12,000	(8)	*	—		—	*
Joel L. Fleishman	26,000	(9)	*	—		—	*
Richard A. Friedman	0	(10)
Judith A. McHale	12,000	(11)	*	—		—	*
Terry S. Semel	31,500	(12)	*	—		—	*
Myron E. Ullman, III	10,000	(13)	*	—		—	*
Gerald M. Chaney	90,000	(14)	*	—		—	*
Mitchell A. Kosh	70,000	(15)	*	—		—	*
FMR Corp.	6,800,018	(16)	11.8	—		—	1.5
All directors and executive officers as a group (13 persons)	3,399,587	(17)	5.6%	43,280,021		100%	88.3%

*	Less than 1.0%

(1)	Each share of Class B Common Stock is convertible at the option of the holder into one share of Class A Common Stock. Each share of Class B Common Stock will be automatically converted into a share of Class A Common Stock upon transfer to a person who is not a member of the Lauren family.

(2)	Consists of vested options representing the right to purchase shares of Class A Common Stock. Does not include unvested options to purchase 333,333 shares of Class A Common Stock and 200,685.18 unvested restricted stock units that, subject to vesting, entitle Mr. Lauren to receive an equal number of shares of Class A Common Stock upon retirement. The address of Mr. Lauren is 650 Madison Avenue, New York, New York 10022.

(3)	Includes (i) 1,557,503 shares of Class B Common Stock owned by RL Family, L.P., a partnership of which Mr. Lauren is the sole general partner, (ii) 11,706,063 shares of Class B Common Stock owned by RL Holding, L.P., a partnership controlled by RL Holding Group, Inc., a corporation wholly owned by Mr. Lauren and (iii) 16,774 shares of Class B Common Stock owned by RL Holding Group, Inc. The 11,706,063 shares of Class B Common Stock constitute 27.0% of the total number of outstanding shares of Class B Common Stock.

(4)	Includes vested options representing the right to purchase 650,000 shares of Class A Common Stock and 269,574 restricted shares. Does not include unvested options to purchase 400,000 shares of Class A Common Stock or an aggregate of 437,500 unvested restricted stock units, 187,500 of which are performance based.

(5)	Includes vested options representing the right to purchase 342,000 shares of Class A Common Stock.

(6)	Includes 1,000 shares owned by Mr. Aronson’s spouse and vested options representing the right to purchase 7,500 shares of Class A Common Stock.

(7)	Includes vested options representing the right to purchase 21,000 shares of Class A Common Stock. Does not include unvested options to purchase 4,500 shares.

(8)	Consists of vested options representing the right to purchase 12,000 shares of Class A Common Stock. Does not include unvested options to purchase 4,500 shares.

(9)	Includes 3,000 shares held indirectly in a retirement account and vested options representing the right to purchase 18,000 shares of Class A Common Stock. Does not include unvested options to purchase 4,500 shares.

(10)	Mr. Friedman is a managing director of Goldman Sachs & Co. (“GS”), a wholly owned subsidiary of The Goldman Sachs Group, Inc. Mr. Friedman disclaims beneficial ownership in any shares of Class A Common Stock that GS or its affiliates may be deemed to beneficially that were acquired in the ordinary course of broker-dealer transactions.

(11)	Consists of vested options representing the right to purchase 12,000 shares of Class A Common Stock. Does not include unvested options to purchase 4,500 shares.

(12)	Includes vested options representing the right to purchase 24,000 shares of Class A Common Stock. Does not include unvested options to purchase 4,500 shares.

(13)	Does not include unvested options representing the right to purchase 7,500 shares of Class A Common Stock.

(14)	Consists of vested options representing the right to purchase shares of Class A Common Stock. Does not include unvested options to purchase 45,000 shares or unvested performance based restricted stock units with respect to 9,200 shares, subject to adjustment.

(15)	Consists of vested options representing the right to purchase shares of Class A Common Stock. Does not include unvested options to purchase 40,000 shares or unvested performance based restricted stock units with respect to 9,200 shares, subject to adjustment.

(16)	According to a Schedule 13G/ A dated February 16, 2004: (i) Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 6,036,708 shares of Class A Common Stock (including 2,605,000 shares of Class A Common Stock held by Fidelity Low Priced Stock Fund), as a result of Fidelity acting as investment advisor to various investment companies registered under Section 8 of the Investment Company Act of 1940 (the “Fidelity Funds”); (ii) Fidelity Management Trust Company (“FMTC”), a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 434,690 shares of Class A Common Stock, as a result of its serving as investment manager of certain institutional accounts; and (iii) Fidelity International Limited (“FIL”) is the beneficial owner of 328,620 shares of Class A Common Stock. Each of FMR Corp., Edward C. Johnson 3d., Chairman of FMR Corp., and Abigail P. Johnson, a director of FMR Corp., may be deemed to beneficially own the shares of Class A Common Stock beneficially owned by Fidelity, FMTC and FIL. Each of Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, and the Fidelity Funds, has sole power to dispose of the 6,036,708 shares of Class A Common Stock owned by the Fidelity Funds. Each of Edward C. Johnson 3d and FMR Corp, through its control of FMTC, has the sole power to dispose of 434,690, and sole power to vote or direct the vote of 357,090, of the shares of Class A Common Stock owned by institutional accounts managed by FMTC. Neither FMR Corp. nor Edward C. Johnson has the sole power to vote or direct the voting of the shares of Class A Common Stock owned directly by the Fidelity Funds or 77,600 shares of Class A Common Stock held by the institutional accounts managed by FMTC. The address of each of these persons, other than FIL, is 82 Devonshire Street, Boston, Massachusetts 02109. The address of FIL is Pembroke Hall, 42 Crowlane, Hamilton, Bermuda.

(17)	Includes vested options granted under the Company’s 1997 Stock Incentive Plan and 1997 Non-Employee Director Stock Option Plan representing the right to acquire 2,963,167 shares of Class A Common Stock and 269,574 restricted shares of Class A Common Stock granted under the

Company’s 1997 Stock Incentive Plan. Does not include unvested options granted under the 1997 Stock Incentive Plan and the 1997 Non-Employee Director Stock Option Plan representing the right to acquire 848,333 shares of Class A Common Stock or 656,585.18 unvested restricted stock units granted under the 1997 Stock Incentive Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers to file initial reports of ownership and reports of changes in ownership of our Class A Common Stock with the SEC and provide copies of these reports to us. These filing requirements also apply to certain beneficial owners of more than ten percent of our Class A Common Stock. To our knowledge, based solely on review of the copies of Section 16(a) reports furnished to us during the fiscal year ended April 3, 2004 and on written representations from certain reporting persons that no Form 5s were required to be filed by such persons, all reportable transactions during that fiscal year were reported on a timely basis except as follows: Mr. Aronson was late in reporting two open market purchases of Common Stock; Mr. Isham was late in reporting an open market sale of Common Stock; and Mr. Farah was late in reporting the surrender of shares of Common Stock to satisfy the withholding taxes due upon the vesting of a tranche of restricted shares of Common Stock previously granted to him.

EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table sets forth a summary of all compensation awarded or paid to or earned by our chief executive officer and the four other executive officers of the Company serving during the fiscal year ended April 3, 2004 (the “Named Executive Officers”) for services rendered in all capacities to the Company (including its subsidiaries) for the fiscal years ended April 3, 2004, March 29, 2003 and March 30, 2002. Mr. Isham retired as an executive officer on March 31, 2004.

					Long Term Compensation
					Awards
		Annual Compensation
					Restricted	Securities
				Other Annual	Stock	Underlying	All Other
		Salary	Bonus	Compensation	Awards	Options	Compensation
Name and Principal Position	Year	($)	($)	($)(1)	($)	(#)	($)(2)

Ralph Lauren (3)	2004	1,000,000	8,000,000	—	2,544,962	150,000	3,671
Chairman of the Board	2003	1,000,000	5,400,000	—	—	250,000	517,135
and Chief Executive	2002	1,000,000	3,533,000	—	—	250,000	3,192,075
Officer

F. Lance Isham (4)	2004	900,000	514,875	71,855	—	100,000	232,935
Vice Chairman	2003	900,000	1,490,400	210,612	—	100,000	306,652
	2002	900,082	543,375	310,612	—	100,000	262,812

Roger N. Farah (5)	2004	900,000	2,000,000	—	—	100,000	422,776
President and Chief	2003	900,000	2,592,000	—	5,490,000	500,000	431,734
Operating Officer	2002	900,000	723,375	—	—	100,000	81,169

Gerald M. Chaney (6)	2004	450,000	247,500	—	—	30,000	38,278
Senior Vice President	2003	450,000	324,000	—	—	30,000	40,602
and Chief Financial	2002	443,269	116,484	—	—	35,000	28,012
Officer

Mitchell A. Kosh (7)	2004	425,000	148,500		—	25,000	35,013
Senior Vice President	2003	425,000	214,200	—	—	25,000	39,717
Human Resources	2002	375,000	67,800	—	—	20,000	30,555

(1)	As permitted by SEC rules, excludes Other Annual Compensation that did not exceed, in the aggregate, the lesser of $50,000 and 10% of the total salary and bonus of the Named Executive Officer.

(2)	Amounts reported under “All Other Compensation” include, for the Named Executive Officers other than Ralph Lauren, contributions to such officers’ accounts under our Supplemental Executive Retirement Plan. Interest accrues on a participant’s account under the Supplemental Executive Retirement Plan at a rate equal to 120% of Moody’s Long-Term Composite Corporate Bond Index prior to the commencement of distributions to the participant and at various rates thereafter depending on the reason for the distributions.

(3)	The amount reported under “Restricted Stock Awards” in fiscal 2004 reflects the grant of 100,000 restricted stock units granted to Mr. Lauren on June 23, 2003 pursuant to his June 23, 2003 amended and restated employment agreement and the subsequent grant of an aggregate of an additional 685.18 units in connection with the payout of cash dividends on a Class A Common Stock. Each grant has been valued at the closing market price of an equivalent number of shares of Class A Common Stock on the date of grant. The restricted stock units are described under “Executive Compensation Agreements — Ralph Lauren’s 2003 Employment Agreement.” The amounts reported under “All Other Compensation” in fiscal 2003 and fiscal 2002 include the value of Company-paid premiums on split-dollar life insurance policies on the lives of the executive and his spouse in the amounts of $501,154 and $3,169,161, respectively. We ceased paying such premiums in fiscal 2003. We will recover all premiums paid by us at the time the policies’ death benefits are paid, and may recover such amounts earlier under certain circumstances. See “Certain Relationships and Transactions.” The amounts reported in fiscal 2004, fiscal 2003 and fiscal 2002 also reflect: (i) supplementary medical benefits in the amounts of $3,671, $14,349 and $18,475, respectively; and (ii) contributions to the Company’s 401(k) plans in the amounts of $0, $1,632 and $4,439, respectively.

(4)	Mr. Isham retired as an executive officer on March 31, 2004. The amounts reported under “Other Annual Compensation” for Mr. Isham represent allowances related to his relocation to London in February 2001 and his repatriation to the U.S. in September 2003, in both instances at our request. In connection with Mr. Isham’s retirement, our Compensation Committee accelerated the vesting of previously granted options to purchase 100,000 shares of Class A Common Stock and permitted previously granted options to purchase a total of 342,000 shares to remain exercisable for a period of one year after Mr. Isham’s retirement. The amount reported under “All Other Compensation” in fiscal 2004, fiscal 2003 and fiscal 2002 for Mr. Isham reflect: (i) contributions to our Supplemental Executive Retirement Plan in the amounts of $48,244, $119,520 and $72,169, respectively; (ii) contributions to our deferred compensation trust in the amount of $180,000 each year and (iii) contributions to our 401(k) Plan in the amounts of $4,962, $7,132 and $8,534, respectively.

(5)	On July 23, 2002, Mr. Farah was granted 300,000 restricted shares of Class A Common Stock with a fair market value of $5,490,000, or $18.30 per share, based upon the closing price per share of Class A Common Stock on that date. The July 23, 2002 grant of restricted shares vest ratably on each of the first, second, third, fourth and fifth anniversary of the grant date, subject to Mr. Farah’s continued employment. Dividends are paid on the shares of restricted stock granted to Mr. Farah, although any dividends paid with respect to shares of restricted stock that have not vested are withheld by the Company and paid only if and when such shares become fully vested. At April 3, 2004, the aggregate number of restricted shares held by Mr. Farah was 299,149, and the aggregate value thereof (based upon the closing price of the Company’s Class A Common Stock as of April 2, 2004, the last trading day in fiscal 2004) was $10,509,104. The amounts reported under “All Other Compensation” for Mr. Farah reflect: (i) a contribution to our Supplemental Executive Retirement Plan in the amounts of $145,000, $174,600 and $81,169 in fiscal 2004, fiscal 2003 and fiscal 2002, respectively; (ii) contributions to our deferred compensation trust in the amount of $250,000 in each of fiscal 2004 and fiscal 2003; and (iii) amounts contributed to our 401(k) Plan in the amounts of $6,000 and $7,132 in fiscal 2004 and fiscal 2003, respectively.

(6)	The amounts reported under “All Other Compensation” for Mr. Chaney reflect: (i) supplementary medical benefits in the amount of and $270 in fiscal 2003; (ii) contributions to our Supplemental

Executive Retirement Plan in the amounts of $34,875, $38,700 and $28,012 in fiscal 2004, fiscal 2003 and fiscal 2002, respectively; and (iii) amounts contributed to our 401(k) Plan in the amounts of $3,404 and $1,632 in fiscal 2004 and fiscal 2003, respectively.

(7)	The amounts reported under “All Other Compensation” in fiscal 2004, fiscal 2003 and fiscal 2002 for Mr. Kosh reflect: (i) supplementary medical benefits in the amounts of $325, $625 and $3,913, respectively; (ii) contributions to our Supplemental Executive Retirement Plan in the amounts of $28,688, $31,960 and $21,825, respectively; and (iii) amounts contributed to our 401(k) Plan in the amounts of $6,000, $7,132 and $4,817, respectively.

Option Grants in Fiscal 2004

      Unless otherwise noted in the table below, the options to purchase shares of Class A Common Stock granted in fiscal 2004 to the Named Executive Officers have a term of 10 years, were granted pursuant to the Company’s Long-Term 1997 Stock Incentive Plan on May 22, 2003, and vest ratably on each of the first, second and third anniversaries of the grant date.

	Individual Grants

	Number of	Percent of
	Securities	Total Options
	Underlying	Granted to	Exercise		Grant Date
	Options	Employees in	Price		Present
	Granted(#)	Fiscal 2004	($/Share)	Expiration Date	Value($)(1)

Ralph Lauren	150,000 (2)	6.1%	$25.325	June 23, 2013	$1,667,651
F. Lance Isham (3)	100,000	4.1%	$23.79	May 22, 2013	$1,044,381
Roger N. Farah	100,000 (4)	4.1%	$23.79	May 22, 2013	$1,044,381
Gerald M. Chaney	30,000	1.2%	$23.79	May 22, 2013	$313,314
Mitchell A. Kosh	25,000	1.0%	$23.79	May 22, 2013	$261,095

(1)	As permitted by SEC rules, we have elected to calculate the Grant Date Present Value of the options set forth in this table using the Black-Scholes option-pricing model. The Company’s use of this model should not be construed as an endorsement of its accuracy at valuing options. All stock option models require a prediction about the future movement of stock price. The following assumptions were made for purposes of calculating the Grant Date Present Values: expected time of exercise of 7.45 years, volatility of 40.91%, a risk-free interest rate of 2.56% and an annual dividend yield of 0.63%. The actual value of the options in this table will depend upon the actual market value of the Company’s stock during the applicable period and upon when options are exercised. The dollar amounts in this column are not intended to forecast potential future appreciation, if any, of the Company’s Class A Common Stock.

(2)	Mr.Lauren’s options were granted on June 23, 2003 in connection with the amendment and restatement of his employment agreement.

(3)	In connection with Mr. Isham’s retirement as an executive officer of the Company on March 31, 2004, the Compensation Committee accelerated the vesting of previously granted options to purchase 100,000 shares (including 33,334 of the shares covered by the May 22, 2003 grant) to March 31, 2004 and permitted previously granted options to purchase a total of 342,000 shares to remain exercisable for a period of one year after Mr. Isham’s retirement.

(4)	These options vest ratably on each of the second, third and fourth anniversary of the grant date.

Aggregated Option Exercises in Fiscal 2004 and Fiscal 2004 Year-End Option Values

      The following table sets forth information concerning options that the Named Executive Officers exercised during fiscal 2004 and the number of shares subject to both exercisable and unexercisable stock options as of April 3, 2004. The table also reports values for “in-the-money” options that represent the spread between the exercise prices of such options and $35.13 per share, the closing sale price of the Class A Common Stock on the New York Stock Exchange on April 2, 2004, the last trading day in fiscal 2004.

			Number of Securities	Value of Securities
			Underlying Unexercised	Unexercised
	Shares		Options on	In-the-Money Option
	Acquired on	Value	April 3, 2004(#)	on April 2, 2004($)
	Exercise(#)	Realized($)	Exercisable/Unexercisable	Exercisable/Unexercisable

Ralph Lauren	—	—	1,500,000/400,000	17,851,042/2,427,083
F. Lance Isham	—	—	342,000/ —	3,080,773/ —
Roger N. Farah	—	—	450,000/600,000	9,833,396/5,480,167
Gerald M. Chaney	—	—	58,334/61,666	612,708/305,292
Mitchell A. Kosh	—	—	46,667/48,333	669,802/512,167

Executive Compensation Agreements

      Ralph Lauren’s Prior Employment Agreement. Prior to June 23, 2003, Ralph Lauren had been employed as the Chairman of the Board and Chief Executive of the Company pursuant to an amended and restated employment agreement (the “Prior Employment Agreement”). The five-year initial term of the Prior Employment Agreement had expired in June 2002, but the agreement had continued in effect pursuant to a provision that provided for automatic successive one-year extensions of the term unless either Mr. Lauren or the Company gave prior written notice electing not to extend the term. In June 2003, the Compensation Committee, which had engaged an independent compensation consultant and independent counsel to assist it, recommended to the Board of Directors an amendment and restatement of the Prior Employment Agreement for a new five-year term. The Board approved the amendment and restatement, which became effective on June 23, 2003 (the “2003 Employment Agreement”) and is described below under the heading “Ralph Lauren’s 2003 Employment Agreement.”

      Under the Prior Employment Agreement, Mr. Lauren was entitled to an annual base salary of $1 million and, since fiscal 2000, an annual bonus opportunity of up to $8 million, based upon the achievement of Company financial performance goals established under the Company’s Executive Officer Annual Incentive Plan. Since fiscal 2000, the Compensation Committee had set Mr. Lauren’s target annual bonus at $5 million. He was eligible to participate in all employee benefit plans and arrangements of the Company for its senior executive officers. In addition, the Company was obligated, until fully funded in accordance with applicable insurance projections, to continue to maintain, and make premium contributions with respect to, certain split-dollar and other life insurance arrangements between the Company and Mr. Lauren, his family and/or life insurance trusts for the benefit of any of them, that had previously been maintained or contributed to by the Company. The aggregate amount of these premiums paid by the Company exceeded $3 million in fiscal 2002. The Company ceased paying such premiums during fiscal 2003 after the enactment of the Sarbanes-Oxley Act, as such payments might be construed as loans prohibited by such Act. See “ — Summary Compensation Table.”

      If Mr. Lauren’s employment had terminated as a result of his death or disability, he or his estate would have been entitled to receive a lump sum cash payment equal to the sum of: (i) his base salary through the date on which his death or termination due to disability occurred; (ii) any accrued and unpaid compensation for any prior fiscal year; and (iii) a pro rata portion of the annual bonus he would otherwise have received for the fiscal year in which his death or termination due to disability occurred. In addition, any unvested options held by Mr. Lauren would have vested immediately and remained exercisable for a period of three years after his employment terminated.

      If Mr. Lauren had resigned for good reason (as defined in the Prior Employment Agreement), or if the Company had terminated Mr. Lauren’s employment without cause (as defined in the Prior Employment Agreement) or elected not to extend the term of the agreement, Mr. Lauren would have been entitled to receive a lump sum cash payment equal to the sum of: (i) his base salary otherwise payable through three years from the date of termination; (ii) any accrued but unpaid compensation for any prior fiscal year; and (iii) three times the average annual bonus paid to Mr. Lauren for the two fiscal years immediately preceding the termination of his employment. In addition, any unvested options would have continued to vest on schedule, provided that Mr. Lauren complied with certain non-compete and other restrictive covenants. During the three-year severance period, the Company would have been obligated to continue to provide Mr. Lauren with office facilities and secretarial assistance, welfare and medical plan coverage and certain other fringe benefits, and to continue to maintain and fund the life insurance arrangements referred to above.

      If Mr. Lauren had resigned without good reason or had elected not to renew the term of his employment agreement, or if the Company had terminated Mr. Lauren’s employment for cause, then Mr. Lauren would have been entitled to a lump sum cash payment equal to: (i) the sum of his base salary through the date of termination; (ii) any accrued but unpaid compensation for any prior fiscal year; and (iii) and a pro rata portion of his annual bonus for the fiscal year in which termination occurred, to be paid when bonuses are normally paid. In addition, any unvested options held by Mr. Lauren would have been forfeited.

      Under Mr. Lauren’s Prior Employment Agreement, he could not compete with the Company during the term of his employment. In addition, if Mr. Lauren had resigned his employment with or without good reason, or the Company had terminated Mr. Lauren’s employment without cause, then Mr. Lauren could not compete with the Company for two years from the date of his termination of employment. If Mr. Lauren’s employment was terminated by the Company for cause, the Company could have elected to prohibit Mr. Lauren from competing with the Company for up to two years in consideration for the payment of an amount equal to his base salary and the average annual incentive bonus awarded to him for the two fiscal years immediately preceding the termination of his employment for each year that Mr. Lauren is prohibited from competing with the Company.

      Ralph Lauren’s 2003 Employment Agreement. The 2003 Employment Agreement became effective as of June 23, 2003 and provides for an initial term that ends on the last day in the Company’s 2008 fiscal year, subject to automatic, successive one-year extensions thereafter unless either party gives the other at least 90 days’ notice that the term will not be extended.

      The terms of the 2003 Employment Agreement are substantially similar to the Prior Employment Agreement described above, with the following exceptions: The range of the bonus opportunity for each fiscal year will be determined by the Compensation Committee of the Board, but the annual target bonus opportunities for fiscal years 2004 through 2008 will be $8 million, $9 million, $10 million, $11 million and $12 million, respectively, based upon the achievement of Company financial performance goals under the Company’s Executive Officer Annual Incentive Plan. The maximum bonus that may be paid in any fiscal year is 150% of the target bonus for that fiscal year.

      The increase in Mr. Lauren’s performance-based annual cash incentive compensation opportunity in the 2003 Employment Agreement reflects, among other things, the Company’s domestic and international growth and increased profitability during the term of the Prior Employment Agreement, the termination of the Company’s obligation to pay split-dollar and other insurance premiums discussed below, and the facts that the Prior Employment Agreement dated back to the Company’s initial public offering in 1997 and Mr. Lauren’s compensation arrangements thereunder had not been revised since the Company’s 2000 fiscal year.

      In addition, under the 2003 Employment Agreement, Mr. Lauren receives annual option grants to purchase 150,000 shares of the Company’s Class A Common Stock and annual grants of 100,000 restricted stock units under the 1997 Stock Incentive Plan. The options have a term of ten years and vest ratably on the first three anniversaries of the date of grant, subject to accelerated vesting upon termination of employment in certain circumstances as discussed above. Each annual grant of restricted stock units will vest in its entirety on the fifth anniversary of the grant, subject to accelerated vesting upon Mr. Lauren’s termination of employment (except for a termination by the Company for cause or a voluntary resignation without good reason that occurs prior to the last day of Company’s 2008 fiscal year), and will be payable in shares of Company common stock as soon as practicable following the date of Mr. Lauren’s termination of employment with the Company. With respect to each restricted stock unit, Mr. Lauren is also entitled to dividend equivalents in the form of additional restricted stock units upon the issuance of a cash dividend on the Company’s Class A Common Stock.

      Under the New Employment Agreement, the Company has no further obligation to maintain and/or make premium payments or contributions with respect to the various split-dollar and other life insurance arrangements described above. However, the Company remains entitled to reimbursement for any insurance premiums previously contributed. Finally, upon a termination of Mr. Lauren’s employment by the Company for cause, Mr. Lauren will be bound by a two-year non-compete covenant (as well as other restrictive covenants) without the right to receive any additional compensation.

      F. Lance Isham’s Employment Agreement. Mr. Isham, who retired as our Vice Chairman on March 31, 2004, had an employment agreement with the Company that provided for his employment through November 10, 2004, subject to automatic, successive one-year extensions thereafter unless either party gives the other at least 12 months’ prior notice that the term will not be extended. Under his agreement, Mr. Isham was entitled to annual base salary of not less than $900,000, and he was eligible to earn an annual incentive bonus ranging from 115% to 230% of his annual base salary, based upon the achievement of Company performance goals established under the Company’s Executive Officer Annual Incentive Plan. In connection with his retirement, the Compensation Committee authorized the payment to Mr. Isham of a bonus equal to 50% of the bonus that he would have been entitled to receive but for his retirement and accelerated the vesting of previously granted options to purchase 100,000 shares of Class A Common Stock and permitted previously granted options to purchase a total of 342,000 shares to remain exercisable for a period of one year following his retirement.

      Roger N. Farah’s Employment Agreement. Prior to July 1, 2004, Mr. Farah’s employment agreement, as amended and restated as of July 23, 2002, provided for his employment as President and Chief Operating Officer through December 31, 2007, subject to automatic, successive one year extensions thereafter unless either party gives the other at least 180 days’ prior notice that the term will not be extended. On July 1, 2004, our Board of Directors, acting on the recommendation of its independent Compensation Committee, approved an amendment to Mr. Farah’s employment agreement that extended its term from December 31, 2007 to April 3, 2010, the last day of our 2010 fiscal year, and provided for the grants of restricted stock units described below. The amendment continues Mr. Farah’s current base salary, annual incentive bonus opportunity and deferred compensation through the end of the extended employment term. The amendment to the employment agreement is subject to stockholder approval of the proposed amendment and restatement of our 1997 Stock Incentive Plan at the Annual Meeting. In deciding to recommend the amendment to Mr. Farah’s employment agreement, the Compensation Committee was advised by both independent compensation consultants and independent legal counsel. See “— Compensation Committee Report.”

      Mr. Farah’s annual base salary is $900,000, and he is eligible to receive an annual incentive bonus ranging from 100% to 300% of his annual salary based upon the achievement of Company or other performance goals established under the Company’s Executive Officer Annual Incentive Plan by the Compensation Committee, with a target bonus of 200% of his annual salary. In addition, the amendment continues Mr. Farah’s existing right to receive $250,000 per year in the form of deferred compensation though fiscal 2010. Such deferred compensation is credited monthly to the Company’s deferred compensation trust; this deferred compensation generally vests over five years, subject to accelerated vesting upon Mr. Farah’s termination by the Company without cause (as defined in his employment agreement), Mr. Farah’s termination of his employment for good reason (as defined in his employment agreement) or Mr. Farah’s death or disability. Pursuant to the amendment, the vested deferred compensation is payable to Mr. Farah upon the termination of his employment.

      Under the amended employment agreement, Mr. Farah will receive grants of restricted stock units under the Company’s 1997 Stock Incentive Plan that, subject to vesting, will be payable in shares of the Company’s Class A Common Stock. Subject to the effectiveness of the amended employment agreement, Mr. Farah received a grant of 437,500 restricted stock units on July 1, 2004. Of these, 250,000 will vest in three equal installments at the end of fiscal 2008, fiscal 2009 and fiscal 2010, subject to Mr. Farah’s continued employment. The remaining 187,500 restricted stock units will vest, in whole or in part, in three equal installments subject to the Company’s financial performance and Mr. Farah’s continued employment; with the first installment vesting based on the Company’s net income in fiscal 2005, the second installment vesting based on the Company’s aggregate net income for fiscal 2005 and fiscal 2006, and the third installment vesting based on the Company’s aggregate net income for the period fiscal 2005 through fiscal 2007. Any restricted stock units that do not vest will be immediately cancelled.

      Mr. Farah will also receive additional grants of restricted stock units that will vest, subject to the Company’s performance over multi-year performance periods ending during the extended term of his employment agreement. Mr. Farah will receive grants of 187,500 restricted stock units at the end of May 2005, 2006 and 2007, subject to his continued employment. Each grant will vest at the end of a three year performance period, with the first vesting at the end of fiscal 2008, the second vesting at the end of fiscal 2009 and the third vesting at the end of fiscal 2010. The performance criteria for these awards will be set by the Compensation Committee on their respective grant dates in accordance with the 1997 Stock Incentive Plan.

      With respect to each restricted stock unit, Mr. Farah is entitled to dividend equivalents in the form of additional restricted stock units upon the issuance of a cash dividend on the Company common stock. Upon the termination of Mr. Farah’s employment with the Company without cause (as defined in his employment agreement), Mr. Farah’s termination of his employment for good reason (as defined in his employment agreement) or Mr. Farah’s death or disability, all of the outstanding awards that are not performance-based will immediately vest and a pro rata portion of the then outstanding performance-based awards will immediately vest based upon the elapsed portion of the performance period, assuming achievement of the required performance targets. Upon the termination by the Company for cause (as defined in his employment agreement) or a voluntary resignation by Mr. Farah without good reason (as defined in his employment agreement), all outstanding unvested restricted stock units will be immediately cancelled and forfeited to the Company.

      Mr. Farah is eligible to participate in all employee benefit plans and arrangements of the Company for its senior executive officers, and receives a monthly car allowance. In connection with the amendment and restatement of his employment agreement on July 23, 2002, Mr. Farah was granted 300,000 shares of restricted stock and options to purchase 400,000 shares of the Company’s Class A Common Stock. If Mr. Farah resigns for good reason or if the Company terminates his employment for any reason other than death, disability, cause or non-renewal, Mr. Farah will be entitled to receive a pro rata portion of his target annual incentive bonus (as defined in his employment agreement) for the year of termination plus an amount, generally payable over Mr. Farah’s severance period, equal to the sum of: (i) the severance multiplier times his annual base salary and (ii) the severance multiplier times his target annual incentive bonus. Mr. Farah’s severance multiplier is the greater of (i) the number of years remaining in the term up to three or (ii) two. The total number of months in the severance multiplier is Mr. Farah’s severance period. Mr. Farah will be entitled to exercise any options granted to him before July 23, 2002 until the later of April 12, 2005 or the first anniversary of the termination date, and to exercise any vested options granted to him on or after July 23, 2002 until the later of December 31, 2007 or the first anniversary of his termination date. Upon any such termination, the options granted to him on July 23, 2002 shall vest in an amount equal to the greater of the percentage of such options that would have been vested on the July 23 following his termination if no termination had occurred or 50% of such options. In addition, Mr. Farah shall vest in the greater of the number of restricted shares granted to him on July 23, 2002 that would have vested as of the July 23 following his termination if no termination had occurred or 50% of such restricted shares. In addition, Mr. Farah will be entitled to continued participation in the Company’s health benefit plans and continued payment of his automobile allowance during the severance period.

      If a change of control of the Company occurs prior to any such termination of employment, then Mr. Farah may elect to receive the cash severance payments described above in two equal lump sum installments, the first payable within 30 days after the date of termination and the second on the first anniversary of the date of termination, and all outstanding options, restricted shares and restricted stock units previously awarded to him, whether pursuant to his employment agreement or otherwise, will immediately vest and, in the case of outstanding options, remain exercisable for a period of at least one year.

      If either the Company or Mr. Farah elects not to extend the term of his employment, Mr. Farah will be entitled to receive his salary through the date of termination plus the annual incentive bonus he would have been entitled to receive had he been employed by the Company through the end of the fiscal year, prorated to the date of termination. If it is the Company that elects not to extend the term, Mr. Farah will also be entitled to receive an amount, payable in twelve equal monthly installments, equal to the sum of (i) his annual base salary and (ii) his target annual incentive bonus. If the Company terminates Mr. Farah for cause or Mr. Farah resigns other than for good reason, he is entitled to receive only his base salary through the date of termination. In the event of Mr. Farah’s termination due to his death or disability, Mr. Farah is entitled to receive all payments due to him through the date of his death or termination due to disability, including a pro-rated annual incentive bonus for the year of termination.

      Mr. Farah may not compete with the Company during the term of Mr. Farah’s employment and for 12 months thereafter.

      Gerald M. Chaney’s Employment Agreement. Mr. Chaney’s employment agreement provides for his employment through July 1, 2006 at an annual base salary of $500,000, and he is entitled to participate in any annual bonus program that the Company maintains and is applicable to Mr. Chaney. If the Company terminates Mr. Chaney’s employment for any reason other than death, disability or cause (as defined in his employment agreement), Mr. Chaney will be entitled to continue to receive, in accordance with the Company’s normal payroll practices, an amount equal to his base salary for a period of one year or the remaining term of his employment agreement, whichever is longer (the “Chaney Severance Period”), plus an amount, payable at the end of the Chaney Severance Period, equal to the bonus that Mr. Chaney received for the year immediately preceding the year in which his employment was terminated. In addition, Mr. Chaney will be entitled to continue his participation in any group medical, dental or life insurance plans during the Chaney Severance Period. If the Company terminates his employment without cause within 12 months following a change of control in the Company, Mr. Chaney will be entitled to receive a lump sum amount, payable within 15 days after the termination of his employment, equal to twice the sum of his base annual salary and the bonus paid to him for the year immediately preceding the year in which his employment was terminated, any unvested options held by Mr. Chaney will immediately vest, and all options held by him will remain exercisable for six months.

      If Mr. Chaney voluntarily terminates his employment, or if the Company terminates his employment for cause, Mr. Chaney will be entitled to receive only his base salary through the date of termination. In the event of Mr. Chaney’s termination due to his death or disability, Mr. Chaney or his estate will be entitled to receive all payments due him through the date of his death or termination due to disability. Mr. Chaney may not compete with the Company during the term of his employment and for a period of one year thereafter. The one-year post-termination non-compete period will not apply, however, if the Company terminates Mr. Chaney’s employment agreement without cause.

      Mitchell A. Kosh’s Employment Agreement. Mr. Kosh’s employment agreement provides for his employment through September 8, 2006 at an annual base salary of $425,000, and he is entitled to participate in any annual bonus program that the Company maintains and is applicable to him. If the Company terminates his employment for any reason other than death, disability or cause (as defined in his employment agreement), Mr. Kosh will be entitled to continue to receive, in accordance with the Company’s normal payroll practices, an amount equal to his base salary for a period of one year or the remaining term of his employment agreement, whichever is longer (the “Kosh Severance Period”), plus an amount, payable at the end of the Kosh Severance Period, equal to the bonus that Mr. Kosh received for the year immediately preceding the year in which his employment was terminated. In addition, Mr. Kosh will be entitled to continue his participation in any group medical, dental or life insurance plans during the Kosh Severance Period. If the Company terminates Mr. Kosh’s employment without cause within 12 months following a change in control of the Company, Mr. Kosh will be entitled to receive a lump sum amount, payable within 15 days after the termination of his employment, equal to twice the sum of his base annual salary and the bonus paid to him for the year immediately preceding the year in which his employment was terminated, any unvested options held by Mr. Kosh will immediately vest, and all options held by him will remain exercisable for six months.

      If Mr. Kosh voluntarily terminates his employment, or if the Company terminates his employment for cause, Mr. Kosh will be entitled to receive only his base salary through the date of termination. In the event of Mr. Kosh’s termination due to his death or disability, Mr. Kosh or his estate will be entitled to receive all payments due him through the date of his death or termination due to disability. Mr. Kosh may not compete with the Company during the term of his employment and for a period of one year thereafter. The one-year post-termination non-compete period will not apply, however, if the Company terminates Mr. Kosh’s employment agreement without cause.

Compensation Committee Report

      Compensation Philosophy. The Company’s compensation philosophy, as formulated by the Compensation Committee and endorsed by the Board of Directors, is designed to attract, motivate and retain highly qualified executives and to support a performance-oriented environment that rewards achievement of the Company’s short and long-term goals. Consistent with this philosophy, a key objective of the Committee is to ensure that the executive compensation program links a significant portion of compensation directly to operating performance.

      The Company’s compensation structure consists of base salary, variable annual cash bonuses, and long-term incentive awards in the form of stock options, restricted stock awards, benefits and deferred compensation. These components of compensation are reviewed both internally and externally relative to companies that compete with the Company for business and/or executive and creative talent to ensure the appropriateness of the Company’s executive pay program.

      Base Salary and Bonus. The Company’s employment agreements with Mr. Lauren and certain other executives (“Executive Compensation Agreements”) set forth base salary amounts and provide for an annual bonus payable for attaining performance goals. Annual bonuses for Messrs. Lauren, Isham, and Farah for fiscal 2004 were provided for by the Executive Officer Annual Incentive Plan. The Plan is designed to promote the success of the Company; to provide designated executives with an opportunity to receive incentive compensation dependent upon that success; and to provide awards that are “qualified performance-based” compensation under Section 162(m) of the Internal Revenue Code of 1986 as amended (the “Code”). See “Certain Tax Matters” below.

      Payment of annual cash incentive awards to participants is conditioned upon the attainment of pre-established performance goals set by the Committee to reflect Company and/or business unit performance using one or more of the following performance measures: basic or diluted earnings per share, net revenues, gross profit, income before income taxes, income before income taxes less a charge for capital, return on capital, return on equity, return on investment, operating expenses as a percentage of net revenues, selling, general and administrative expenses as a percentage of net revenues, working capital ratios, inventory turn rate and inventory shrinkage control; each as determined in accordance with generally accepted accounting principles as consistently applied by the Company.

      Performance measures may vary from Performance Period to Performance Period and from participant to participant and may be established on a stand-alone basis, in tandem or in the alternative. If so determined by the Committee prior to the expiration of the Determination Period, performance relative to goals may be adjusted, to the extent permitted under Section 162(m) of the Code, to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles. Additionally, except in the case of Mr. Lauren, bonus payments may be adjusted relative to strategic goals. Amounts payable under the Plan may be reduced or eliminated, but cannot be increased.

      For fiscal 2004, annual bonuses for executives other than Messrs. Lauren, Isham, and Farah were provided for by the Executive Incentive Plan. The Executive Incentive Plan is designed to motivate executives and other key employees of the Company to achieve and exceed the Company’s annual financial and strategic goals, and in the case of employees with operating division responsibility, the goals of the executive’s operating division.

      Under the Executive Incentive Plan, each participant is eligible for a range of incentive bonus (each expressed as a percent of such participant’s gross fiscal salary earnings) according to his or her position in the Company, if pre-established operating income objectives of the Company and/or of the participant’s operating division are met. In fiscal 2004, the bonus awards of the Company’s Division Presidents and Executive Vice Presidents under the Executive Incentive Plan were based 50% on corporate objectives and 50% on divisional performance goals. The bonus awards of most other participants working in the Company’s operating divisions were based 30% on the satisfaction of corporate objectives and 70% on the satisfaction of objectives for the participant’s operating division. In addition, designated participants working in centralized Company positions had their incentive awards determined entirely on overall Company performance.

      All incentive bonuses were adjusted based on the achievement of customized strategic goals for business units and corporate functions. No payments will be made under the Executive Incentive Plan in any fiscal year in which the Company is not profitable, regardless of the performance of any particular division.

      Long-Term Equity-Based Incentives. The Committee is responsible for determining long-term equity-based incentive grants to eligible executive officers and employees of the Company. Stock option awards granted during fiscal 2004 under the 1997 Stock Incentive Plan were generally determined based on the executive’s position in the Company and an assessment of the prevailing compensation levels among the Company’s competitors and U.S. general industry companies. Awards also may include restricted stock and other performance and stock-based awards.

      Chief Executive Officer Compensation. During fiscal 2004, Mr. Ralph Lauren, the company’s Chief Executive Officer, was paid a base salary of $1,000,000. This amount is governed by the terms of Mr. Lauren’s employment agreement with the Company, which is described in the preceding “Executive Compensation Agreements” section of this Proxy Statement.

      The Lauren Agreement provides for an annual bonus in fiscal 2004 with a target of $8,000,000 and a maximum of 150% of target, or $12,000,000. Based on the Company’s achievement of performance goals relative to pre-tax net income established by the Committee for fiscal 2004, Mr. Lauren received an incentive bonus of $8,000,000, equal to 100% of his target bonus opportunity.

      Under the terms of Mr. Lauren’s employment agreement, in June 2003 the Company granted Mr. Lauren 150,000 stock options with an exercise price set at the fair market value of the common stock on the date of the grant as part of the annual stock option grant cycle. These options generally vest ratably over three years (33% per year) beginning on the first anniversary of the date of grant. Mr. Lauren was also granted 100,000 Restricted Stock Units, which will vest on the fifth anniversary of the date of grant, subject to acceleration in certain circumstances. On each date that the corporation issues a cash dividend on the Common Shares, Mr. Lauren is credited with an additional number of Restricted Stock Units (“Dividend Units”) equal to the value of the cash dividend multiplied by the number of Units that Mr. Lauren holds on the record date divided by the Fair Market Value per Common Share on the payment date for such Dividend. Once credited, each Dividend Unit is treated as a Unit subject to the same terms and conditions as the Units in respect of which such Dividend Units were credited, subject to accelerated vesting upon Mr. Lauren’s termination of employment (except for a termination by the Company for cause or voluntary resignation without good reason) that occurs prior to the last day of the Company 2008 fiscal year.

      Other Executive Officers. The base salaries, annual incentive bonuses, stock awards, and other aspects of compensation for Mr. Farah and Mr. Isham are reported in the Proxy Compensation Tables and accompanying notes. The compensation paid for fiscal 2004 includes supplemental bonuses totaling $545,000 for Mr. Farah and Mr. Isham in recognition of the Company’s performance against budget. As supplemental bonuses, these payments were made under the Committee’s latitude to provide compensation that is not tax deductible. This reflects the objective of the Committee to take into account criteria which have been applied consistently by the Company in the determination of executive incentive compensation

      The Committee recently recommended to the Board (and the Board approved) amendments to Mr. Farah’s employment agreement to secure Mr. Farah’s services through our 2010 fiscal year. The Committee took this action in light of the valuable contributions that Mr. Farah has made and is expected to continue to make in increasing shareholder value. The amended agreement does not change Mr. Farah’s cash compensation, but rather offers Mr. Farah a greater potential equity interest in the Company in the form of restricted stock units, with the vesting and payment of 75 percent of the restricted stock units that Mr. Farah is eligible to receive being subject to the achievement of Company performance targets set by the Compensation Committee as well as his continued employment with the Company. A description of the terms of these restricted stock unit awards are described beginning on page 17 of this Proxy Statement. Through the grant of these restricted stock units, the Committee has attempted to more directly align Mr. Farah’s interests with the long-term interests of the Company’s stockholders. The amended agreement is subject to stockholder approval of the amendment and restatement of the 1997 Stock Incentive Plan (Proposal 2) described later in this Proxy Statement.

      Certain Tax Matters. Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to the corporation’s Chief Executive Officer and the four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. The Company’s Executive Officer Annual Incentive Plan is designed to permit the deductibility of awards payable to the Company’s executive officers for Federal income tax purposes.

      In making its decisions, the Committee considers the deductibility of executive compensation, but reserves the right to compensate executive officers in a manner commensurate with performance and the competitive environment for executive and creative talent. As a result, some portion of compensation paid to an executive officer whose compensation is subject to the deduction limits described above may not be deductible by the Company in the future.

Members of the Compensation Committee:

Joel L. Fleishman (Chair)
Frank A. Bennack, Jr.
Terry S. Semel

STOCK PERFORMANCE GRAPH

      The following graph compares the cumulative total return (stock price appreciation plus dividends) on our Class A Common Stock with the cumulative total return of the Standard & Poor’s 500 Index and the Standard & Poor’s SuperCap Apparel, Accessories & Luxury Goods Index for the period from April 1, 1999, the last day of trading in fiscal 1999, through April 2, 2004, the last trading day in fiscal 2004. The returns are calculated by assuming an investment in the Class A Common Stock and each index of $100 on April 1, 1999, with all dividends reinvested. As of June 24, 2004, there were 1,322 holders of record of our Class A Common Stock.

COMPARISON OF CUMULATIVE TOTAL RETURN*

AMONG POLO RALPH LAUREN CORPORATION, THE S & P 500 INDEX
AND THE S & P SUPERCAP APPAREL, ACCESSORIES & LUXURY GOODS INDEX

	April 1, 1999	March 31, 2000	March 30, 2001	March 28, 2002	March 28, 2003	April 2, 2004

Polo Ralph Lauren Corporation	$100	$95.53	$140.58	$149.16	$114.25	$180.86
S&P 500	$100	$117.94	$92.38	$92.60	$69.67	$94.14
S&P SuperCap Apparel, Accessories & Luxury Goods	$100	$86.69	$107.02	$124.86	$125.71	$189.95

* $100 invested on 4/1/99 in stock or on 3/31/99 in index-including reinvestment of dividends.

Copyright© 2002, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/ S&P.htm

CERTAIN RELATIONSHIPS AND TRANSACTIONS

Registration Rights Agreements

      Certain of the Lauren Family Members (as defined below) and we are parties to a Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which the Lauren Family Members have certain demand registration rights in respect of shares of our Class A Common Stock (including the shares of Class A Common Stock issuable upon conversion of the shares of Class B Common Stock held by them). The Lauren Family Members may make a demand once every nine months. The Lauren Family Members also have an unlimited number of piggyback registration rights in respect of their shares. The piggyback registration rights allow the holders to include all or a portion of the shares of Class A Common Stock issuable upon conversion of their shares of Class B Common Stock under any registration statement filed by the Company, subject to certain limitations. Certain investment funds associated with the Goldman Sachs Group (collectively, the “Goldman Sachs Group”) had demand and piggyback registration rights under the Registration Rights Agreement covering shares of Class A Common Stock (including the shares of Class A Common Stock issuable upon conversion of the shares of Class C Common Stock held by them). On March 2, 2004, the Goldman Sachs Group converted all of the outstanding shares of Class C Common Stock into shares of Class A Common Stock and sold such shares in an underwritten public offering effected under the Registration Rights Agreement.

      We are required to pay all expenses (other than underwriting discounts and commissions of the Lauren Family Members and taxes payable by the Lauren Family Members) in connection with any demand registration, as well as any registration pursuant to the exercise of piggyback rights. We must also indemnify the Lauren Family Members and any underwriters against certain liabilities, including liabilities arising under the Securities Act of 1933.

      As used in this proxy statement, the term “Lauren Family Members” includes only the following persons: (i) Ralph Lauren and his estate, guardian, conservator or committee; (ii) the spouse of Ralph Lauren and her estate, guardian, conservator or committee; (iii) each descendant of Ralph Lauren (a “Lauren Descendant”) and their respective estates, guardians, conservators or committees; (iv) each Family Controlled Entity (as defined below); and (v) the trustees, in their respective capacities as such, of each Lauren Family Trust (as defined below). The term “Family Controlled Entity” means (i) any not-for-profit corporation if at least a majority of its board of directors is composed of Ralph Lauren, Mr. Lauren’s spouse and/or Lauren Descendants; (ii) any other corporation if at least a majority of the value of its outstanding equity is owned by Lauren Family Members; (iii) any partnership if at least a majority of the economic interest of its partnership interests are owned by Lauren Family Members; and (iv) any limited liability or similar company if at least a majority of the economic interest in the company is owned by Lauren Family Members. The term “Lauren Family Trust” includes trusts, the primary beneficiaries of which are Mr. Lauren, Mr. Lauren’s spouse, Lauren Descendants, Mr. Lauren’s siblings, spouses of Lauren Descendants and their respective estates, guardians, conservator or committees and/or charitable organizations, provided that if the trust is a wholly charitable trust, at least a majority of the trustees of such trust consist of Mr. Lauren, the spouse of Mr. Lauren and/or Lauren Family Members.

Other Agreements, Transactions and Relationships

      In connection with the reorganization that preceded our initial public offering in June 1997, we and our stockholders entered into a stockholders’ agreement (the “Stockholders’ Agreement”) which sets forth certain voting and other agreements for the period prior to completion of the initial public offering. All of the provisions of the Stockholders’ Agreement terminated upon completion of the initial public offering, except for certain provisions relating to certain tax matters with respect to our predecessor entities, certain restrictions on transfers of shares of Common Stock and indemnification and exculpation provisions.

      We have entered into indemnification agreements with each of our directors and certain executives. The indemnification agreements require, among other things, that we indemnify its directors and executives against certain liabilities and associated expenses arising from their service as directors and executives of the

Company and reimburse certain related legal and other expenses. In the event of a change of control (as defined therein), we will, upon request by an indemnitee under the agreements, create and fund a trust for the benefit of such indemnitee sufficient to satisfy reasonably anticipated claims for indemnification.

      Four employees of the Company perform full-time services for Mr. Lauren which are non-Company related; three employees carry out domestic activities in Mr. Lauren’s household and one employee works in an administrative assistant capacity. Mr. Lauren reimburses us for the full amount of the salary, benefits and other expenses relating to such employees. Pursuant to his employment agreement with us, Mr. Lauren will continue to be entitled to have such employees perform such services provided he reimburses us for the full amount of salary, benefits and other expenses relating to such employees. Amounts reimbursed by Mr. Lauren for his use of such four employees for non-Company related services in fiscal 2004 were approximately $ 351,502. In addition, during fiscal 2004, certain of our creative services employees spent a portion of their time performing services for Mr. Lauren which are non-Company related. Mr. Lauren reimburses us for all direct expenses that we incur in connection with such employees’ performance of services for him, including an allocation of such employees’ salaries and benefits. We anticipate that certain of our creative services employees will continue to perform services for Mr. Lauren in fiscal 2005. Amounts reimbursed to us by Mr. Lauren for the salaries and benefits of such creative services employees for non-Company related services in fiscal 2004 were approximately $420,853.

      From time to time, both Mr. Lauren (who is required, under his employment agreement, to use private aircraft for security purposes) and other executives use Mr. Lauren’s personal aircraft on Company business. We reimburse Mr. Lauren for such use at market rates for private aircraft. The amount paid to Mr. Lauren for the use of his aircraft solely by other executives in fiscal 2004 was less than $60,000.

      In connection with the adoption of the “RRL” trademarks by the Company, pursuant to an agreement with the Company, Mr. Lauren retained the royalty-free right to use as trademarks “Ralph Lauren,” “Double RL” and “RRL” in perpetuity in connection with, among other things, beef and living animals. The trademarks “Double RL” and “RRL” are currently used by the Double RL Company, an entity wholly owned by Mr. Lauren. In addition, Mr. Lauren has reserved the right to engage in personal projects involving non-Company related film or theatrical productions through RRL Productions, Inc., a Company wholly owned by Mr. Lauren.

      Jerome Lauren, our Executive Vice President of Menswear Design, is Ralph Lauren’s brother, and David Lauren, our Senior Vice President of Advertising, Marketing and Corporate Communications, is Ralph Lauren’s son.

      Mr. F. Lance Isham, Vice Chairman of the Company, relocated to London in February 2001. In connection with such relocation, Polo Jeans Company Europe, Ltd., a subsidiary of the Company, guaranteed the rental payments under Mr. Isham’s residential lease. See “Executive Compensation — Summary Compensation Table.”

      In April 2002, Mr. Arnold H. Aronson, a member of the Company’s Board of Directors, entered into a consulting agreement with one of the Company’s subsidiaries to provide consulting services with respect to the development of the Ralph Lauren Home business. Pursuant to this agreement, which terminated on March 25, 2004, Mr. Aronson received annual fees of $250,000, payable in monthly installments, and the reimbursement of reasonable and necessary expenses.

      Mr. Richard A. Friedman, currently a member of the Company’s Board of Directors, is a managing director of Goldman, Sachs & Co. and head of its Principal Investment Area. In March 2004, Goldman, Sachs & Co. acted as a co-lead underwriter of a secondary offering of the Company’s Class A Common Stock. The selling stockholders in the offering were affiliates of Goldman, Sachs & Co.

      Transactions between the Company and Mr. Lauren are approved by the Board of Directors or a committee of independent directors.

(PROPOSAL 2)

PROPOSAL TO AMEND AND RESTATE THE 1997 LONG-TERM STOCK INCENTIVE PLAN

      General. On June 9, 1997, the Board of Directors of the Company (the “Board”) adopted the Company’s 1997 Long-Term Stock Incentive Plan (the “1997 Stock Incentive Plan”), which was subsequently amended on June 13, 2000 to increase the number of shares available for award grants from 10,000,000 to 20,000,000. The 1997 Stock Incentive Plan is being amended and restated to (i) increase the number of shares available for the granting of awards from 20,000,000 to 26,000,000, (ii) extend the term of the 1997 Stock Incentive Plan until June 30, 2014, (iii) generally update the 1997 Stock Incentive Plan to conform to prevailing practices, (iv) increase the maximum number of shares that may be granted as stock options and stock appreciation rights from 600,000 to 1,000,000, and (v) increase the maximum number of shares which may be awarded as performance compensation awards from 600,000 to 1,000,000. The amendment and restatement of the 1997 Stock Incentive Plan was approved by the Board at a meeting held on July 1, 2004 and became effective on that date, subject to obtaining the stockholder approval requested in this proposal. In addition, the 1997 Stock Incentive Plan is being submitted to stockholders for their approval in order for the Company to continue to grant certain awards under the 1997 Stock Incentive Plan qualify as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

      If the holders of a majority of the common stock of the Company present in person or represented by proxy and entitled to vote at the Annual Meeting approve the amendment and restatement of the 1997 Stock Incentive Plan, the 1997 Stock Incentive Plan, as so amended and restated, will thereupon become effective. If such approval by the Company’s stockholders is not obtained, the 1997 Stock Incentive Plan will continue as it currently exists. The amendment and restatement of the 1997 Stock Incentive Plan became effective as of July 1, 2004; provided that amendment and restatement of the 1997 Stock Incentive Plan, and the validity and exercisability of any and all awards granted pursuant to the 1997 Stock Incentive Plan in respect of Shares in excess of those reserved for awards immediately prior to July 1, 2004, is contingent upon approval of such amendment and restatement by the stockholders of the Company.

      The following summary of the 1997 Stock Incentive Plan, as amended and restated, is qualified in its entirety by the specific language of the amended and restated 1997 Stock Incentive Plan.

      Purpose. The purpose of the 1997 Stock Incentive Plan is to promote the interests of the Company and its stockholders by (i) attracting and retaining exceptional officers and other employees, directors and consultants of the Company and its subsidiaries; (ii) motivating such individuals by means of performance-related incentives to achieve longer-range performance goals; and (iii) enabling such individuals to participate in the long-term growth and financial success of the Company.

      Administration. The 1997 Stock Incentive Plan provides that it will be administered by a committee (the “Stock Plan Committee”) which will either be the full Board or a committee of two or more members of the Board designated by the Board to administer the 1997 Stock Incentive Plan, each of whom is required to be a “Non-Employee Director” (within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) and an “outside director” (within the meaning of section 162(m) of the Code), to the extent Rule 16b-3 and section 162(m), respectively, are applicable to the Company and the 1997 Stock Incentive Plan; provided, that the Stock Plan Committee may delegate to one or more officers of the Company the authority to grant awards to participants who are not officers or directors of the Company subject to Section 16 of the Exchange Act or “covered employees” within the meaning of Code section 162(m). The mere fact that a Stock Plan Committee member fails to qualify as a Non-Employee Director or outside director (within the meaning of Rule 16b-3) will not invalidate any award made by the Stock Plan Committee which award is otherwise validly made under the 1997 Stock Incentive Plan. The Compensation Committee of the Board currently serves as the Stock Plan Committee.

      Effective Date. The 1997 Stock Incentive Plan became effective as of June 9, 1997 and was subsequently amended on June 13, 2000. The amendment and restatement of the 1997 Stock Incentive Plan is effective as of July 1, 2004, subject to obtaining the stockholder approval requested in this proposal.

      Eligibility. Any officer, other employee or third party service provider (who is a natural person) of the Company or any of its subsidiaries is eligible to be designated a participant under the 1997 Stock Incentive Plan. The Stock Plan Committee has the sole and complete authority to determine the participants to whom awards will be granted under the 1997 Stock Incentive Plan.

      Number of Authorized Shares and Types of Awards. The 1997 Stock Incentive Plan, as amended and restated, authorizes the grant of awards to participants with respect to a maximum of 26,000,000 shares of the Company’s Class A Common Stock (the “Shares”), subject to adjustment to avoid dilution or enlargement of intended benefits in the event of certain significant corporate events, which awards may be made in the form of (i) nonqualified stock options (“NSOs”); (ii) stock options intended to qualify as incentive stock options under section 422 of the Code; (iii) stock appreciation rights (“SARs”); (iv) restricted stock and/or restricted stock units; (v) performance awards (being other awards denominated in Shares and valued in accordance with the achievement of performance goals established by the Stock Plan Committee) and (vi) other stock based awards (being awards denominated in Shares other than those described above); provided, that the maximum number of Shares with respect to which stock options and SARs may be granted to any participant in the 1997 Stock Incentive Plan in any fiscal year may not exceed 1,000,000 and the maximum number of Shares which may be paid to a participant in the 1997 Stock Incentive Plan in connection with the settlement of any award(s) designated as a Performance Compensation Award (as defined in the 1997 Stock Incentive Plan) in respect of a single performance period will be 1,000,000 or, in the event such Performance Compensation Award is paid in cash, the equivalent cash value thereof. In addition, of the Shares reserved for issuance under the Plan, no more than 26,000,000 of the reserved Shares may be issued pursuant to incentive stock options. If any Shares covered by an award granted under the 1997 Stock Incentive Plan, or to which such an award relates, are forfeited, or if an award has expired, terminated or been canceled for any reason whatsoever (other than by reason of exercise or vesting), or if Shares are used to pay the exercise price of a stock option or to pay any required tax withholding, then such Shares will again be, or will become, Shares with respect to which awards may be granted under the 1997 Stock Incentive Plan. In addition, shares of Stock delivered (either directly or by means of attestation or withholding) in full or partial payment of the exercise price of any award or of any tax withholding obligation, shall be deducted from the number of Shares delivered to the participant pursuant to such award for purposes of determining the number of Shares acquired pursuant to the 1997 Stock Incentive Plan.

      Through July 2, 2004, awards (including options exercised, exercisable, and unexercisable) representing approximately 16,524,307 Shares have been granted under the 1997 Stock Incentive Plan. As of July 1, 2004, the closing price of one Share was $34.30.

      Awards made under the 1997 Stock Incentive Plan will be subject to such terms, including vesting and exercise price (which shall be no less than Fair Market Value (as defined in the 1997 Stock Incentive Plan) of a share as of the date of grant with respect to options and SARs) if applicable, as may be determined by the Stock Plan Committee and specified in the applicable award agreement or thereafter; provided, that stock options that are intended to qualify as incentive stock options will be subject to terms and conditions that comply with such rules as may be prescribed by section 422 of the Code. In addition, stock options and SARs granted under the 1997 Stock Incentive Plan will have a maximum term of ten years. Payment in respect of the exercise of an option granted under the 1997 Stock Incentive Plan may be made in cash, or its equivalent, or (i) by tendering to the Company Shares (including by means of attestation of ownership of a sufficient number of Shares in lieu of actual delivery of such Shares to the Company) valued at fair market value at the time the option is exercised, which are not the subject of any pledge or other security interest and which have been owned by such optionee for at least 6 months or which have such other characteristics, if any, as may be determined by the Committee or (ii) subject to such rules as may be established by the Stock Plan Committee, through delivery of irrevocable instructions to a broker to sell the Shares being acquired upon exercise of the option and to deliver promptly to the Company an amount equal to the aggregate exercise price, or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the fair market value of such Shares so tendered to the Company as of the date of such tender is at least equal to the aggregate exercise price of the option.

      In addition to the foregoing, the Stock Plan Committee will have the discretion to designate any award as a Performance Compensation Award. While awards in the form of stock options and SARs are intended to qualify as “performance-based compensation” under section 162(m) of the Code this form of award enables the Stock Plan Committee to treat certain other awards under the 1997 Stock Incentive Plan as “performance-based compensation” and thus preserve deductibility by the Company for Federal income tax purposes of such awards which are made to individuals who are “covered employees” as defined in section 162(m) of the Code.

      Each Performance Compensation Award will be payable only upon achievement over a specified performance period of a duration of at least one year of a pre-established objective performance goal established by the Stock Plan Committee for such period. The Stock Plan Committee may designate one or more performance criteria for purposes of establishing a performance goal with respect to Performance Compensation Awards made under the 1997 Stock Incentive Plan. The performance criteria that will be used to establish such performance goals will be based on the attainment of specific levels of performance of the Company (or subsidiary, affiliate, division or operational unit in the Company) and will be limited to the following: net earnings or net income (before or after taxes); basic or diluted earnings per share (before or after taxes); net revenue or net revenue growth; gross profit or gross profit growth; net operating profit (before or after taxes); return measures (including, but not limited to, return on assets, capital, invested capital, equity, or sales); cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital); earnings before or after taxes, interest, depreciation, and/or amortization; gross or operating margins; productivity ratios; share price (including, but not limited to, growth measures and total stockholder return); expense targets; margins; operating efficiency; objective measures of customer satisfaction; working capital targets; measures of economic value added, and inventory control.

      With regard to a particular performance period, the Stock Plan Committee will have the discretion, subject to the 1997 Stock Incentive Plan’s terms, to select the length of the performance period, the type(s) of Performance Compensation Award(s) to be issued, the performance goals that will be used to measure performance for the period and the performance formula that will be used to determine what portion, if any, of the Performance Compensation Award has been earned for the period. Such discretion will be exercised by the Stock Plan Committee in writing no later than 90 days after the commencement of the performance period and performance for the period shall be measured and certified by the Stock Plan Committee upon the period’s close. In determining entitlement to payment in respect of a Performance Compensation Award, the Stock Plan Committee may through use of negative discretion reduce or eliminate such award, provided such discretion is permitted under section 162(m) of the Code.

      Each award, and each right under any award, will be exercisable only by the participant during the participant’s lifetime, or, if permissible under applicable law, by the participant’s guardian or legal representative, and no award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a participant otherwise than by will or by the laws of descent and distribution. Any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance will be void and unenforceable against the Company or any affiliate; provided, that the designation of a beneficiary will not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. Notwithstanding the foregoing, the Stock Plan Committee has the discretion under the 1997 Stock Incentive Plan to provide that options granted under the 1997 Stock Incentive Plan that are not intended to qualify as incentive stock options may be transferred without consideration to certain family members or trusts, partnerships or limited liability companies whose only beneficiaries or partners are the original grantee and/or such family members.

      In the event of a “change of control” (as defined in the 1997 Stock Incentive Plan), any outstanding awards then held by participants which are unexercisable or otherwise unvested will automatically be deemed exercisable or otherwise vested, as the case may be, as of immediately prior to such change of control.

Federal Income Tax Consequences.

      The following summary of the federal income tax consequences of the grant and exercise of awards under the 1997 Stock Incentive Plan and the disposition of Shares purchased pursuant to the exercise of such awards is intended to reflect the current provisions of the Internal Revenue Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address state and local tax considerations. Moreover, the federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant. For these reasons, Participants are urged to consult their own tax advisors with respect to the consequences of their participation in the 1997 Stock Incentive Plan.

      Options. No income will be realized by a participant upon grant of a NSO. Upon the exercise of a NSO, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying Shares over the option exercise price (the “Spread”) at the time of exercise. The Spread will be deductible by the Company for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those Sections. The Participant’s tax basis in the underlying Shares acquired through the exercise of a NSO will equal the exercise price plus the amount taxable as compensation to the participant. Upon the sale of the Shares received by the participant upon exercise of the NSO, any gain or loss is generally long-term or short-term capital gain or loss, depending on the holding period. The Participant’s holding period for Shares acquired pursuant to the exercise of a NSO will begin on the date of exercise of such option.

      Pursuant to currently applicable rules under Section 16(b) of the Exchange Act, the grant of an option (and not its exercise) to a person who is subject to the reporting and short-swing profit provisions under Section 16 of the Exchange Act (a “Section 16 Person”) begins the six-month period of potential short-swing liability. The taxable event for the exercise of an option that has been outstanding at least six months ordinarily will be the date of exercise. If an option is exercised by a Section 16 Person within six months after the date of grant, however, taxation ordinarily will be deferred until the date which is six months after the date of grant, unless the person has filed a timely election pursuant to Section 83(b) of the Code to be taxed on the date of exercise. Under current rules promulgated under Section 16(b) of the Exchange Act, the six month period of potential short-swing liability may be eliminated if the option grant (i) is approved in advance by the Company’s board of directors (or a committee composed solely of two or more Non-Employee Directors) or (ii) approved in advance, or subsequently ratified by the Company’s stockholders no later than the next annual meeting of stockholders. Consequently, the taxable event for the exercise of an option that satisfies either of the conditions described in clauses (i) or (ii) above will be the date of exercise.

      The Code requires that, for ISO treatment, Shares acquired through the exercise of an ISO cannot be disposed of before the later of (i) two years from the date of grant of the option, or (ii) one year from the date of exercise. ISO holders will generally incur no federal income tax liability at the time of grant or upon exercise of such options. However, the spread at exercise will be an “item of tax preference” which may give rise to “alternative minimum tax” liability for the taxable year in which the exercise occurs. If the participant does not dispose of the Shares before two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the Shares will constitute long-term capital gain or loss, as the case may be. Assuming both holding periods are satisfied, no deduction will be allowed to the Company for federal income tax purposes in connection with the grant or exercise of an ISO. If, within two years following the date of grant or within one year following the date of exercise, the holder of Shares acquired through the exercise of an ISO disposes of such Shares, the participant will generally realize taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the Share on the date of initial exercise or the amount realized on the subsequent disposition of the Shares, and such amount will generally be deductible by the Company for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those Sections. Finally, if an otherwise qualifying ISO becomes first exercisable in any one year for Shares having a value in excess of $100,000 (grant date value), the portion of the option in respect of such excess Shares will be treated as a NSO for federal income tax purposes.

      The payment by a participant of the exercise price, in full or in part, with previously acquired Shares will not affect the tax treatment of the exercise described above. No gain or loss generally will be recognized by the participant upon the surrender of the previously acquired Shares to the Company, and the Shares received by the participant, equal in number to the previously surrendered Shares, will have the same tax basis as the Shares surrendered to the Company and will have a holding period that includes the holding period of the

Shares surrendered. The value of the Shares received by the participant in excess of the number of Shares surrendered to the Company will be taxable to the participant. Such additional Shares will have a tax basis equal to the fair market value of such additional Shares as of the date ordinary income is realized, and will have a holding period that begins on the date ordinary income is realized.

      SARs. No income will be realized by a participant upon the grant of a SAR. Upon the exercise of a SAR a participant who receives a cash payment will have taxable compensation equal to the full amount of such payment. If the participant receives Shares upon the exercise of a SAR, the participant will have ordinary taxable income equal to the excess of the fair market value of the Shares on the date of exercise over the amount paid for such Shares. In either case, the amount of taxable compensation to the participant will be deductible by the Company for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those Sections. If the participant receives Shares upon the exercise of a SAR, the participant’s tax basis in the Shares will be equal to the amount taxable as compensation to the participant. Upon the sale of the Shares acquired through the exercise of a SAR, any gain or loss is generally long-term or short-term capital gain or loss, depending on the holding period. The participant’s holding period for Shares acquired pursuant to the exercise of a SAR will begin on the date of exercise of such SAR.

      Restricted Stock. A participant will not be subject to tax upon the grant of an award of restricted stock unless the participant otherwise elects to be taxed pursuant to Section 83(b) of the Code. On the date an award of restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture, the participant will have taxable compensation equal to the excess of the fair market value of the Shares on that date over the amount the participant paid for such Shares, unless the participant made an election under Section 83(b) of the Code to be taxed at the time of grant. (Special rules apply to the receipt and disposition of restricted shares received by officers and directors who are subject to Section 16(b) of the Exchange Act.) The participant will have a tax basis in the Shares equal to the amount the participant paid for such Shares plus the amount taxable as compensation to the participant. Upon the sale of the Shares, any gain or loss is generally long-term or short-term capital gain or loss, depending on the holding period. The amount of taxable compensation to the participant will be deductible by the Company for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those Sections.

      Restricted Stock Units. A participant will not be subject to tax upon the grant of a restricted stock unit award. A participant who receives a cash payment pursuant to a restricted stock unit will have taxable compensation equal to the full amount of such payment. If a participant receives Shares pursuant to a restricted stock unit award, the participant will have taxable compensation equal to the excess of the fair market value of the Shares on that date over the amount the participant paid for such Shares. (Special rules apply to the receipt and disposition of Shares received by officers and directors who are subject to Section 16(b) of the Exchange Act.) The participant will have a tax basis in the Shares equal the amount the participant paid for such Shares plus the amount taxable as compensation to the participant. Upon the sale of the Shares, any gain or loss is generally long-term or short-term capital gain or loss, depending on the holding period. The amount of taxable compensation to the participant will be deductible by the Company for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those Sections.

      Amendment and Termination. The Board may amend, alter, suspend, discontinue, or terminate the 1997 Stock Incentive Plan or any portion thereof at any time; provided, that no such amendment, alteration, suspension, discontinuation or termination (i) will be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement, and (ii) may adversely affect the rights of any participant with respect to awards previously granted under the 1997 Stock Incentive Plan without such participant’s consent. The 1997 Stock Incentive Plan will expire on June 30, 2014.

      New Plan Benefits. Generally, awards to be granted in the future under the 1997 Stock Incentive Plan are at the discretion of the Stock Plan Committee. As such, with the exception of Mr. Lauren and Mr. Farah, whose award grants are provided for in their respective employment agreements, it is not possible to determine the benefits or the amounts to be received under the 1997 Stock Incentive Plan by the Company’s officers, employees or third party service providers. The following table sets forth the number of shares of Class A Common Stock and restricted stock units that will be received by or allocated to each of the following under the 1997 Stock Incentive Plan:

Name and Position	Number of Shares
Ralph Lauren, Chairman of the Board and Chief Executive Officer	Subject to continued employment, annual option grant of 150,000 shares of the Company’s Class A Common stock and annual grants of 100,000 restricted stock units during the term of his employment agreement. See “EXECUTIVE COMPENSATION — Executive Compensation Agreements.”
F. Lance Isham, Retired Vice Chairman	None (Mr. Isham retired as an executive officer on March 31, 2004 and is no longer eligible to participate in the 1997 Stock Incentive Plan.)
Roger N. Farah, President and Chief Operating Officer	437,500 restricted stock units, subject to stockholder approval of the amendment and restatement of the 1997 Stock Incentive Plan, and 187,500 restricted stock units to be granted in 2005, 2006 and 2007, subject to continued employment. See “EXECUTIVE COMPENSATION — Executive Compensation Agreements.”
Gerald M. Chaney, Senior Vice President and Chief Financial Officer	None
Mitchell A. Kosh, Senior Vice President, Human Resources	None
Executive Officers as a Group	450,000 options and 1,300,000 restricted stock units
Non-Executive Officer Employees as a Group	None

      The affirmative vote of a majority of the total number of shares of common stock represented at the Annual Meeting and entitled to vote is needed to amend and restate the 1997 Long-Term Stock Incentive Plan.

      THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND AND RESTATE THE 1997 LONG-TERM STOCK INCENTIVE PLAN. PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCK-HOLDERS SPECIFY A CONTRARY CHOICE IN THEIR PROXIES.

(PROPOSAL 3)

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

      The Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP as independent auditor to audit the financial statements of the Company and its subsidiaries for the year ending April 2, 2005. A resolution will be presented at the meeting to ratify their appointment.

      All services provided by Deloitte & Touche in fiscal 2004 have been reviewed with the Audit Committee to confirm that the performance of such services is consistent with the regulatory requirements for auditor independence.

Independent Auditor Fees

      The Audit Committee has adopted a policy governing the pre-approval by the Audit Committee of all services, audit and non-audit, to be provided to the Company by its independent auditor. Under the policy, the Audit Committee has generally pre-approved the provision by the Company’s independent auditors of specific audit, audit related, tax and other non-audit services, subject to the fee limits established from time to time by the Audit Committee, as being consistent with auditor independence. The provision of all other services, and all generally pre-approved services in excess of the applicable fee limits, by the independent auditors must be specifically pre-approved by the Audit Committee on a case-by-case basis. Our Chief Financial Officer is required to determine if any request or application for services proposed to be performed by the independent auditors has the general pre-approval of the Audit Committee, and the Audit Committee must be updated at each regularly scheduled meeting of the generally pre-approved services performed by the independent auditor since the Committee’s last regularly scheduled meeting. Requests or applications to provide services that require the specific pre-approval of the Audit Committee must be submitted to the Committee by both the independent auditor and our Chief Financial Officer, and both must advise the Committee as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence. The Audit Committee may delegate either type of pre-approval authority to one or more of its members, and has currently delegated such authority to the Committee Chair. All pre-approved decisions made by the delegated member or members must be reported to the full Audit Committee at its next scheduled meeting.

      For fiscal 2004, the Audit Committee established fee limits on generally pre-approved services outside the scope of the pre-approved annual audit engagement of $500,000 for tax services, $500,000 for due diligence services in connection with acquisitions or dispositions, and $250,000 for all other generally pre-approved non-audit services.

      Aggregate fees, including expenses, for professional services rendered for the Company by Deloitte & Touche for fiscal 2004 and fiscal 2003 were:

	Fiscal 2004	Fiscal 2003

Audit fees	$2,255,968	$1,924,752
Audit-related fees	108,946	746,500
Tax fees	3,914,202	2,253,000
All other fees	—	—

Total	$6,279,116	$4,924,252

      Audit Fees. Audit fees are fees billed by Deloitte & Touche for professional services for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s Form 10-Qs, or for services that are normally provided by Deloitte & Touche in connection with statutory and regulatory filings or engagements.

      Audit-related Fees. Audit-related fees are fees billed by Deloitte & Touche for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements. These services include employee benefit plan audits, accounting consultations and due diligence services. These are normally provided by Deloitte & Touche in connection with the recurring audit engagement.

      Tax Fees. Tax fees are fees billed by Deloitte & Touche for tax consulting and compliance services and tax acquisition due diligence, including $2,381,681 and $1,206,632 in fiscal 2004 and fiscal 2003, respectfully, incurred in connection with the operational consolidation of the Company’s European businesses.

      All Other Fees. All other fees are fees billed by Deloitte & Touche for any services that did not constitute audit fees, audit-related fees or tax fees. No such services were provided by Deloitte & Touche to the Company in fiscal 2004 or fiscal 2003.

      A representative of Deloitte & Touche will be present at the meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions by stockholders.

      The affirmative vote of a majority of the total number of shares of common stock represented at the annual meeting and entitled to vote is needed to ratify Deloitte & Touche’s appointment. If the stockholders do not ratify the appointment of Deloitte & Touche, the selection of the independent auditor will be reconsidered by the Audit Committee of the Board of Directors.

      THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING APRIL 2, 2005. PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A CONTRARY CHOICE IN THEIR PROXIES.

PROXY PROCEDURE AND EXPENSES OF SOLICITATION

      The Company will retain an independent tabulator to receive and tabulate the proxies and independent inspectors of election to certify the results.

      All expenses incurred in connection with the solicitation of proxies will be borne by the Company. The Company will reimburse brokers, fiduciaries, custodians and other nominees for their costs in forwarding proxy materials to beneficial owners of Common Stock held in their names.

      Solicitation may be undertaken by mail, telephone, personal contact or other similar means by directors, officers and employees of the Company without additional compensation.

ADDITIONAL MATTERS

Stockholder Proposals for the 2005 Annual Meeting

      Stockholders intending to present a proposal at the 2005 annual meeting and have it included in our proxy statement for that meeting must submit the proposal in writing to Polo Ralph Lauren Corporation, Attention: Secretary, 650 Madison Avenue, New York 10022. We must receive such proposals no later than February 27, 2005. It is suggested that proposals be submitted by certified mail, return receipt requested.

      Stockholders intending to present a proposal at the 2005 annual meeting, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our By-laws. The By-laws require, among other things, that the Company receive written notice from the record stockholder of intent to present such proposal or nomination no more than 90 days and no less than 60 days prior to the anniversary of the preceding year’s annual meeting (or, if less than 70 days’ notice or prior public disclosure of the date of the meeting is given by the tenth day following the earlier of (i) the day such notice was mailed or (ii) the day such public disclosure was made). Therefore, the Company must receive notice of such a proposal or nomination for the 2005 Annual Meeting no earlier than April 7, 2005 and not later than April 27, 2005.

      A stockholder’s notice to the Company must include a full description of such proposal (including all information that would be required in connection with such proposal under the SEC’s proxy rules if such proposal were the subject of a proxy solicitation and the written consent of each nominee for election to the Board of Directors named therein (if any) to serve if elected) and the name, address and number of shares of Common Stock held of record or beneficially as of the record date for such meeting by the person proposing to bring such proposal before the meeting.

      Nothing in this section shall be interpreted or construed to require the inclusion of information about any stockholder proposal in the Company’s proxy statement.

Electronic Access to Annual Meeting Materials

      This proxy statement, our annual report to stockholders and our Form 10-K annual report are available on our website at http://investor.polo.com. You can save your Company postage and printing expense by consenting to access these documents over the internet. If you consent, you will receive notice next year when these documents are available with instructions on how to view them and submit voting instructions. If you are a stockholder of record, you may sign up for this service by checking the appropriate box on the accompanying proxy card. If you hold your shares through a bank, broker or other holder of record, contact the record holder for information regarding electronic access of materials. Your consent to electronic access will remain in effect until you revoke it. If you choose electronic access, you may incur costs, such as telephone and internet access charges, for which you will be responsible.

Other Business

      As of the mailing date of this proxy statement, the Board of Directors knows of no matters other than those referred to in the accompanying Notice of Annual Meeting of Stockholders that may properly come before the meeting. If any stockholder proposal or other matter were to properly come before the meeting, including voting for the election of any person as a director in place of a nominee named herein who becomes unable to serve or for good cause will not serve and voting on a proposal omitted from this proxy statement pursuant to the rules of the SEC, all proxies received will be voted in accordance with the discretion of the proxy holders, unless a stockholder specifies otherwise in its proxy.

      The form of proxy and the proxy statement have been approved by the Board of Directors and are being mailed and delivered to stockholders by its authority.

Ralph Lauren
Chairman & Chief Executive Officer

New York, New York

July 2, 2004

APPENDIX A

Polo Ralph Lauren Corporation

Definition of “Independent” Directors

      The Board of Directors has established the following guidelines to assist it in determining whether or not directors have a material relationship with the Company for purposes of determining independence under the New York Stock Exchange’s Corporate Governance Rules. In each case, the Board will broadly consider all relevant facts and circumstances and shall apply the following standards in accordance with the guidance, and subject to the exceptions provided by, the New York Stock Exchange in its Commentary to its Corporate Governance Rules where applicable.

1.	Employment and Commercial Relationships Affecting Independence.

      A director will not be independent if, within the preceding three years: (i) the director was employed by the Company or any member of the Lauren Group; (ii) an immediate family member of the director was employed by the Company as an executive officer; (iii) the director was affiliated with or employed by the Company’s present or former internal or external auditor; (iv) an immediate family member of the director was affiliated with or employed in a professional capacity by the Company’s present or former internal or external auditors; (v) the director or an immediate family member of the director received more than $100,000 in direct compensation in any twelve-month period from the Company or any member of the Lauren Group, other than (x) director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service) and (y) compensation received by an immediate family member for service as a non-executive employee of the Company; (vi) a present executive officer of the Company was on the compensation committee of the board of directors of a company that concurrently employed the director or an immediate family member of the director as an executive officer; or (vii) the director was an executive officer or employee, or an immediate family member of the director was an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.

      In addition, a director will not be independent if his or her spouse, parent, sibling or child is employed by the Company.

2.	Relationships Not Deemed to Impair Independence.

      Subject to Section 1 above, the following relationships are not deemed to be material relationships that would impair a director’s independence.

      Non-management Directors. The director is a non-management director of another company that does business with the Company.

      Commercial Relationships. The director is an employee or executive officer, or an immediate family member of the director is an executive officer, of another company that does business with the Company; provided in either case that

(a) such business was entered into in the ordinary course of the Company’s business and on substantially the same terms as those prevailing at the time for comparable business with unaffiliated third parties; and

(b) termination of the relationship in the normal course of business would not reasonably be expected to have a material adverse effect on the financial condition, results of operations or business of the other company.

      Charitable Relationships. The director (or an immediate family member of the director) serves as a director, officer or trustee of a charitable organization, and the Company’s discretionary charitable contributions to the organization and the charitable contributions of the Lauren Group to the organization do not, in the aggregate, exceed the greater of $100,000 or 1% of the organization’s aggregate annual charitable receipts during the organization’s preceding fiscal year. (Any automatic matching by the Company of employee charitable contributions are not included in the Company’s contributions for this purpose.)

A-1

3.	Disclosure.

      For relationships that are either not covered by, or do not satisfy, these guidelines, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, shall be made by the directors satisfying all the independence guidelines set forth above. The Company will explain in its next proxy statement thereafter the basis for any board determination that any such relationship was immaterial.

4.	Definitions.

      For purposes of these guidelines, the (i) term “immediate family member” shall have the meaning ascribed to it by the New York Stock Exchange Corporate Governance Rules (including the Commentary thereto), (ii) the term “the Company” includes any entity in the Company’s consolidated group and (iii) the “Lauren Group” consists of Ralph Lauren, any member of his immediate family or any entity controlled by Ralph Lauren or members of his immediate family.

A-2

POLO RALPH LAUREN CORPORATION
CLASS A COMMON STOCK
PROXY
ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned, revoking all previous proxies, hereby constitutes and appoints Roger N. Farah, Gerald M. Chaney and Edward W. Scheuermann, and each of them, proxies with full power of substitution to vote for the undersigned all shares of Class A Common Stock of Polo Ralph Lauren Corporation that the undersigned would be entitled to vote if personally present at the Annual Meeting of the Stockholders to be held on August 12, 2004 at the St. Regis Hotel, 20th Floor Penthouse, 2 East 55th Street, New York, New York, at 9:30 a.m. (local time), and at any adjournment or postponement thereof, upon the matters described in the accompanying Proxy Statement and, in such proxies’ discretion, upon any other business that may properly come before the meeting or any adjournment or postponement thereof.

     THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES FOR ELECTION AS DIRECTORS, “FOR” THE PROPOSED AMENDMENT TO THE POLO RALPH LAUREN CORPORATION EXECUTIVE OFFICER ANNUAL INCENTIVE PLAN AND “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS.

     This proxy is continued on the reverse side. Please sign on the reverse side and return promptly.

POLO RALPH LAUREN CORPORATION
P.O. BOX 11045
NEW YORK, N.Y. 10203-0045

(PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.)	☒
VOTES MUST BE INDICATED (X) IN BLACK OR BLUE INK.

Item 1.	Election of two (2) Class A Director Nominees as Class A Directors: Arnold H. Aronson and Dr. Joyce F. Brown.

FOR both nominees listed above	☐	WITHHOLD AUTHORITY to vote for both nominees listed above	☐	*EXCEPTION	☐	IF YOU PLAN ON ATTENDING THE 2004 ANNUAL MEETING, PLEASE CHECK THIS BOX.	☐

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR EITHER INDIVIDUAL NOMINEE, MARK THE “EXCEPTION” BOX AND WRITE THAT NOMINEE’S NAME IN THE SPACE PROVIDED BELOW.)	To change your address, please mark this box.	☐

*Exception	To include any comments, please mark this box.	☐

		FOR	AGAINST	ABSTAIN	ELECTRONIC ACCESS

					If you consent to use the Company’s Internet site to access all future Annual Reports and Proxy Statements, please mark this box.	☐
Item 2.	Approval of the amendment and restatement of the Company’s 1997 Long-Term Stock Incentive Plan to increase the maximum number of shares of Common Stock available for award grants under the 1997 Stock Incentive Plan from 20,000,000 shares to 26,000,000 shares; extend the term of the 1997 Stock Incentive Plan until June 30, 2014; and generally undate the 1997 Stock Incentive Plan to conform to prevailing practices.	☐	☐	☐

Item 3.	Ratification of appointment of Deloitte & Touche LLP as independent auditors to serve for the fiscal year ending April 2, 2005.	☐	☐	☐

Please mark, date and sign exactly as your name appears hereon and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please write in the full corporate name and sign by a duly authorized officer. If shares are held jointly, each stockholder named should sign.

Date Share Owner sign here/Title	Co-Owner sign here/Title

POLO RALPH LAUREN CORPORATION

1997 Long-Term Stock Incentive Plan
(as Amended and Restated as of July 1, 2004)

SECTION 1. Purpose and History. The purposes of this Polo Ralph Lauren Corporation 1997 Long-Term Stock Incentive Plan are to promote the interests of Polo Ralph Lauren Corporation and its stockholders by (i) attracting and retaining exceptional officers and other employees and third party service providers of the Company and its Subsidiaries, as defined below; (ii) motivating such individuals by means of performance-related incentives to achieve longer-range performance goals; and (iii) enabling such individuals to participate in the long-term growth and financial success of the Company. The Plan was originally adopted on June 9, 1997, amended on June 13, 2000, and was amended and restated as of July 1, 2004, subject to the approval of the Company’s stockholders as further described in Section 3 below.

SECTION 2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

     “Affiliate” shall mean (i) any entity that, directly or indirectly, is controlled by, or controls or is under common control with, the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

     “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award, Other Stock-Based Award or Performance Compensation Award.

     “Award Agreement” shall mean any written agreement, contract, or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

     “Board” shall mean the Board of Directors of the Company.

     “Change of Control” shall mean the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any “person” or “group” (as such terms are used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than the Permitted Holders, (ii) any person or group, other than the Permitted Holders, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the voting stock of the Company, including by way of merger, consolidation or otherwise or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board

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(together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company, then still in office, who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board, then in office.

     “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

     “Committee” shall mean either (i) the Board or (ii) a committee of the Board designated by the Board to administer the Plan and composed of not less two directors, each of whom is required to be a “Non-Employee Director” (within the meaning of Rule 16b-3) and an “outside director” (within the meaning of Section 162(m) of the Code) to the extent Rule 16b-3 and Section 162(m) of the Code, respectively, are applicable to the Company and the Plan. If at any time such a committee has not been so designated, the Board shall constitute the Committee.

     “Company” shall mean Polo Ralph Lauren Corporation, together with any successor thereto.

     “Effective Date” shall mean June 9, 1997.

     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

     “Fair Market Value” shall mean, (A) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee and (B) with respect to the Shares, as of any date, (i) the mean between the high and low sales prices of the Shares as reported on the composite tape for securities traded on the New York Stock Exchange for such date (or if not then trading on the New York Stock Exchange, the mean between the high and low sales price of the Shares on the stock exchange or over-the-counter market on which the Shares are principally trading on such date), or if, there were no sales on such date, on the closest preceding date on which there were sales of Shares or (ii) in the event there shall be no public market for the Shares on such date, the fair market value of the Shares as determined in good faith by the Committee.

     “Incentive Stock Option” shall mean a right to purchase Shares from the Company that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

     “Negative Discretion” shall mean the discretion authorized by the Plan to be applied by the Committee to eliminate or reduce the size of a Performance Compensation Award; provided that the exercise of such discretion would not cause the Performance Compensation Award to fail to qualify as “performance-based compensation” under Section 162(m) of the Code. By way of example and not by way of limitation, in no event shall any discretionary authority granted to the Committee by the

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Plan including, but not limited to, Negative Discretion, be used to (a) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained; or (b) increase a Performance Compensation Award above the maximum amount payable under Sections 4(a) or 11(d)(vi) of the Plan. Notwithstanding anything herein to the contrary, in no event shall Negative Discretion be exercised by the Committee with respect to any Option or Stock Appreciation Right (other than an Option or Stock Appreciation Right that is intended to be a Performance Compensation Award under Section 11 of the Plan).

     “Non-Qualified Stock Option” shall mean a right to purchase Shares from the Company that is granted under Section 6 of the Plan and that is not intended to be an Incentive Stock Option.

     “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

     “Other Stock-Based Award” shall mean any right granted under Section 10 of the Plan.

     “Participant” shall mean any officer or other employee, director or consultant of the Company or its Subsidiaries eligible for an Award under Section 5 and selected by the Committee to receive an Award under the Plan.

     “Performance Award” shall mean any right granted under Section 9 of the Plan.

     “Performance Compensation Award” shall mean any Award designated by the Committee as a Performance Compensation Award pursuant to Section 11 of the Plan.

     “Performance Criteria” shall mean the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award under the Plan. The Performance Criteria that will be used to establish the Performance Goal(s) shall be based on the attainment of specific levels of performance of the Company (or Subsidiary, Affiliate, division or operational unit of the Company) and shall be limited to the following: (a) net earnings or net income (before or after taxes); (b) basic or diluted earnings per share (before or after taxes); (c) net revenue or net revenue growth; (d) gross profit or gross profit growth; (e) net operating profit (before or after taxes); (f) return measures (including, but not limited to, return on assets, capital, invested capital, equity, or sales); (g) cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital); (h) earnings before or after taxes, interest, depreciation and/or amortization; (i) gross or operating margins; (j) productivity ratios; (k) share price (including, but not limited to, growth measures and total stockholder return); (l) expense targets; (m) margins; (n) operating efficiency; (o) objective measures of customer satisfaction; (p) working capital targets; (q) measures of economic value added; and (r) inventory control. Any one or more of the Performance Criterion may be used to

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measure the performance of the Company, Subsidiary and/or Affiliate as a whole or any business unit of the Company, Subsidiary and/or Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Criteria as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Criterion (k) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified in this paragraph. To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 days of a Performance Period (or, if longer, within the maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period. In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Criteria without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.

     “Performance Formula” shall mean, for a Performance Period, the one or more objective formulas applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

     “Performance Goals” shall mean, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria. The Committee is authorized at any time during the first 90 days of a Performance Period, or at any time thereafter (but only to the extent the exercise of such authority after the first 90 days of a Performance Period would not cause the Performance Compensation Awards granted to any Participant for the Performance Period to fail to qualify as “performance-based compensation” under Section 162(m) of the Code), in its sole and absolute discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period to the extent permitted under Section 162(m) of the Code in order to prevent the dilution or enlargement of the rights of Participants based on the following events: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year, (f) acquisitions or divestitures, (g) any other unusual or nonrecurring events, (h) foreign exchange gains and losses, and (i) a change in the Company’s fiscal year. To the extent such inclusions or exclusions affect Awards to Participants, they shall be prescribed in a form that meets the requirements of Section 162(m) of the Code for deductibility.

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     “Performance Period” shall mean the one or more periods of time of at least one year in duration, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Compensation Award.

     “Permitted Holders” shall mean, as of the date of determination, (i) any and all of Ralph Lauren, his spouse, his siblings and their spouses, and descendants of any of them (whether natural or adopted) (collectively, the “Lauren Group”) and (ii) any trust established and maintained primarily for the benefit of any member of the Lauren Group and any entity controlled by any member of the Lauren Group.

     “Person” shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

     “Plan” shall mean this Polo Ralph Lauren Corporation 1997 Long-Term Stock Incentive Plan.

     “Restatement Effective Date” shall mean July 1, 2004.

     “Restricted Stock” shall mean any Share granted under Section 8 of the Plan.

     “Restricted Stock Unit” shall mean any unit granted under Section 8 of the Plan.

     “Rule 16b-3” shall mean Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

     “SEC” shall mean the Securities and Exchange Commission or any successor thereto and shall include the Staff thereof.

     “Shares” shall mean the shares of Class A Common Stock of the Company, $.01 par value, or such other securities of the Company (i) into which such common shares shall be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or other similar transaction or (ii) as may be determined by the Committee pursuant to Section 4(b).

     “Stock Appreciation Right” shall mean any right granted under Section 7 of the Plan.

     “Subsidiary” shall mean (i) any entity that, directly or indirectly, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee

     “Substitute Awards” shall have the meaning specified in Section 4(c).

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     “Third Party Service Provider” means any consultant, agent, advisor, or independent contractor who is a natural person and who renders services to the Company, a Subsidiary, or an Affiliate, that (a) are not in connection with the offer and sale of the Company’s securities in a capital raising transaction, and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.

SECTION 3. Effective Date and Administration.

     (a) The Plan was originally effective as of the Effective Date. The amendment and restatement of the Plan is effective as of the Restatement Effective Date; provided that the amendment and restatement of the Plan, and the validity and exercisability of any and all Awards granted pursuant to the Plan in respect of Shares in excess of those reserved for Awards immediately prior to the Restatement Effective Date, is contingent upon approval of the Plan by the stockholders of the Company in a manner intended to comply with the stockholder approval requirements of Sections 162(m) and 422 of the Code, and of the New York Stock Exchange.

     (b) The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant and designate those Awards which shall constitute Performance Compensation Awards; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award (subject to Section 162(m) of the Code with respect to Performance Compensation Awards) shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret, administer reconcile any inconsistency, correct any default and/or supply any omission in the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (ix) establish and administer Performance Goals and certify whether, and to what extent, they have been attained; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

     (c) Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any stockholder.

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     (d) The mere fact that a Committee member shall fail to qualify as a “Non-Employee Director” or “outside director” within the meaning of Rule 16b-3 and Code Section 162(m), respectively, shall not invalidate any award made by the Committee which award is otherwise validly made under the Plan.

     (e) No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award hereunder.

     (f) With respect to any Performance Compensation Award granted under the Plan, the Plan shall be interpreted and construed in accordance with Section 162(m) of the Code.

     (g) Notwithstanding the foregoing, the Committee may delegate, in a manner consistent with Section 157(c) of the Delaware General Corporation Law (or other applicable law), to one or more officers of the Company the authority to grant awards to Participants who are not officers or directors of the Company subject to Section 16 of the Exchange Act or “covered employees” within the meaning of Section 162(m) of the Code.

SECTION 4. Shares Available for Awards.

     (a) Shares Available. Subject to adjustment as provided in Section 4(b), the aggregate number of Shares with respect to which Awards may be granted under the Plan shall be 26,000,000; the maximum number of Shares with respect to which Options and Stock Appreciation Rights may be granted to any Participant in any fiscal year shall be 1,000,000 and the maximum number of Shares which may be paid to a Participant in the Plan in connection with the settlement of any Award(s) designated as “Performance Compensation Awards” in respect of a single Performance Period shall be 1,000,000 or, in the event such Performance Compensation Award is paid in cash, the equivalent cash value thereof. In addition, of the Shares reserved for issuance under the Plan pursuant to this Section 4(a), no more than 26,000,000 of the reserved Shares may be issued pursuant to Incentive Stock Options. If, after the effective date of the Plan, any Shares covered by an Award granted under the Plan, or to which such an Award relates, are forfeited, or if an Award has expired, terminated or been canceled for any reason whatsoever (other than by reason of exercise or vesting), then the Shares covered by such Award shall again be, or shall become, Shares with respect to which Awards may be granted hereunder. In addition, Shares delivered (either directly or by means of attestation or withholding) in full or partial payment of the exercise price of any Award or of any tax withholding obligation, shall be deducted from the number of Shares delivered to the Participant pursuant to such Award for purposes of determining the number of Shares acquired pursuant to the Plan.

     (b) Adjustments. Notwithstanding any provisions of the Plan to the contrary, in the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company,

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issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee in its discretion to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, (ii) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award in consideration for the cancellation of such Award which, in the case of Options and Stock Appreciation Rights shall equal the excess if any, of the Fair Market Value of the Shares subject to such Options or Stock Appreciation Rights over the aggregate exercise price or grant price of such Options or Stock Appreciation Rights.

     (c) Substitute Awards. Awards may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or its Affiliates or a company acquired by the Company or with which the Company combines (“Substitute Awards”). The number of Shares underlying any Substitute Awards shall be counted against the aggregate number of Shares available for Awards under the Plan.

     (d) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

SECTION 5. Eligibility. Any officer or other employee, or Third Party Service Provider to the Company or any of its Subsidiaries (including any prospective officer, employee, or Third Party Service Provider) shall be eligible to be designated a Participant.

SECTION 6. Stock Options.

     (a) Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Options shall be granted, the number of Shares to be covered by each Option, the exercise price therefor and the conditions and limitations applicable to the exercise of the Option. The Committee shall have the authority to grant Incentive Stock Options, or to grant Non-Qualified Stock Options, or to grant both types of Options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code, as from time to time amended, and any regulations implementing such statute. All Options when granted under the Plan are intended to be Non-Qualified Stock Options, unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. If an Option is intended to be an Incentive Stock Option, and if for any reason such Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such

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nonqualification, such Option (or portion thereof) shall be regarded as a Non-Qualified Stock Option appropriately granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to Non-Qualified Stock Options.

     (b) Exercise Price. The Committee shall establish the exercise price at the time each Option is granted, which exercise price shall be set forth in the applicable Award Agreement, but shall be no less than the Fair Market Value of a Share at the date of grant.

     (c) Exercise. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter. Each Option shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable after the tenth anniversary of the grant date. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable. Options with an exercise price equal to or greater than the Fair Market Value per Share as of the date of grant are intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

     (d) Payment.

          (i) No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the aggregate exercise price therefor is received by the Company. Such payment may be made in cash, or its equivalent or (x) by tendering to the Company Shares valued at Fair Market Value at the time the Option is exercised, which are not the subject of any pledge or other security interest and which have been owned by such optionee for at least 6 months or which have such other characteristics, if any, as may be determined by the Committee, or (y) subject to such rules as may be established by the Committee, through delivery of irrevocable instructions to a broker to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the aggregate exercise price, or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company as of the date of such tender is at least equal to such aggregate exercise price.

          (ii) Wherever in this Plan or any Award Agreement a Participant is permitted to pay the exercise price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.

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SECTION 7. Stock Appreciation Rights.

     (a) Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Stock Appreciation Rights shall be granted, the number of Shares to be covered by each Stock Appreciation Right Award, the grant price thereof (which shall be no less than the Fair Market Value of a Share at the date of grant) and the conditions and limitations applicable to the exercise thereof. Stock Appreciation Rights with a grant price equal to or greater than the Fair Market Value per Share as of the date of grant are intended to qualify as “performance-based compensation” under Section 162(m) of the Code. Stock Appreciation Rights may be granted in tandem with another Award, in addition to another Award, or freestanding and unrelated to another Award. Stock Appreciation Rights granted in tandem with or in addition to an Award may be granted either at the same time as the Award or at a later time.

     (b) Exercise and Payment. A Stock Appreciation Right shall entitle the Participant to receive an amount equal to the excess of the Fair Market Value of a Share on the date of exercise of the Stock Appreciation Right over the grant price thereof. The Committee shall determine whether a Stock Appreciation Right shall be settled in cash, Shares or a combination of cash and Shares.

     (c) Other Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine, at or after the grant of a Stock Appreciation Right, the term, methods of exercise, methods and form of settlement, and any other terms and conditions of any Stock Appreciation Right; provided, however, that no Stock Appreciation rights shall be exercisable after the tenth anniversary of the date of its grant. Any such determination by the Committee may be changed by the Committee from time to time and may govern the exercise of Stock Appreciation Rights granted or exercised prior to such determination as well as Stock Appreciation Rights granted or exercised thereafter. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it shall deem appropriate.

SECTION 8. Restricted Stock and Restricted Stock Units.

     (a) Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Shares of Restricted Stock and Restricted Stock Units shall be granted, the number of Shares of Restricted Stock and/or the number of Restricted Stock Units to be granted to each Participant, the duration of the period during which, and the conditions, if any, under which, the Restricted Stock and Restricted Stock Units may be forfeited to the Company, and the other terms and conditions of such Awards.

     (b) Transfer Restrictions. Shares of Restricted Stock and Restricted Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered, except, in the case of Restricted Stock, as provided in the Plan or the applicable Award Agreements. Certificates issued in respect of Shares of Restricted Stock shall be registered in the name of the Participant and deposited by such Participant, together with a stock power

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endorsed in blank, with the Company. Upon the lapse of the restrictions applicable to such Shares of Restricted Stock, the Company shall deliver such certificates to the Participant or the Participant’s legal representative.

     (c) Payment. Each Restricted Stock Unit shall have a value equal to the Fair Market Value of a Share. Restricted Stock Units shall be paid in cash, Shares, other securities or other property, as determined in the sole discretion of the Committee, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement. Dividends paid on any Shares of Restricted Stock may be paid directly to the Participant, withheld by the Company subject to vesting of the Restricted Shares pursuant to the terms of the applicable Award Agreement, or may be reinvested in additional Shares of Restricted Stock or in additional Restricted Stock Units, as determined by the Committee in its sole discretion.

SECTION 9. Performance Awards.

     (a) Grant. The Committee shall have sole and complete authority to determine the Participants who shall receive a “Performance Award”, which shall consist of a right which is (i) denominated in cash or Shares, (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine.

     (b) Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award.

     (c) Payment of Performance Awards. Performance Awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with procedures established by the Committee, on a deferred basis.

SECTION 10. Other Stock-Based Awards.

     (a) General. The Committee shall have authority to grant to Participants an “Other Stock-Based Award”, which shall consist of any right which is (i) not an Award described in Sections 6 through 9 above and (ii) an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as deemed by the Committee to be consistent with the purposes of the Plan; provided that any such rights must comply, to the extent deemed desirable by the Committee, with Rule 16b-3 and applicable law. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Stock-Based Award, including the price, if any, at which securities may be purchased pursuant to any Other Stock-Based Award granted under this Plan.

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(b) Dividend Equivalents. In the sole and complete discretion of the Committee, an Award, whether made as an Other Stock-Based Award under this Section 10 or as an Award granted pursuant to Sections 6 through 9 hereof, may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities or other property on a current or deferred basis.

SECTION 11. Performance Compensation Awards.

     (a) General. The Committee shall have the authority, at the time of grant of any Award described in Sections 6 through 10 (other than Options and Stock Appreciation Rights granted with an exercise price or grant price, as the case may be, equal to or greater than the Fair Market Value per Share on the date of grant), to designate such Award as a Performance Compensation Award in order to qualify such Award as “performance-based compensation” under Section 162(m) of the Code.

     (b) Eligibility. The Committee will, in its sole discretion, designate within the first 90 days of a Performance Period (or, if longer, within the maximum period allowed under Section 162(m) of the Code) which Participants will be eligible to receive Performance Compensation Awards in respect of such Performance Period. However, designation of a Participant eligible to receive an Award hereunder for a Performance Period shall not in any manner entitle the Participant to receive payment in respect of any Performance Compensation Award for such Performance Period. The determination as to whether or not such Participant becomes entitled to payment in respect of any Performance Compensation Award shall be decided solely in accordance with the provisions of this Section 11. Moreover, designation of a Participant eligible to receive an Award hereunder for a particular Performance Period shall not require designation of such Participant eligible to receive an Award hereunder in any subsequent Performance Period and designation of one person as a Participant eligible to receive an Award hereunder shall not require designation of any other person as a Participant eligible to receive an Award hereunder in such period or in any other period.

     (c) Discretion of Committee with Respect to Performance Compensation Awards. With regard to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goals(s) is(are) to apply to the Company and the Performance Formula. Within the first 90 days of a Performance Period (or, if longer, within the maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence of this Section 11(c) and record the same in writing.

     (d) Payment of Performance Compensation Awards

          (i) Condition to Receipt of Payment. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company on the

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last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.

          (ii) Limitation. A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (1) the Performance Goals for such period are achieved; and (2) the Performance Formula as applied against such Performance Goals determines that all or some portion of such Participant’s Performance Award has been earned for the Performance Period.

          (iii) Certification. Following the completion of a Performance Period, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, to calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the actual size of each Participant’s Performance Compensation Award for the Performance Period and, in so doing, may apply Negative Discretion, if and when it deems appropriate.

          (iv) Negative Discretion. In determining the actual size of an individual Performance Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period through the use of Negative Discretion if, in its sole judgment, such reduction or elimination is appropriate.

          (v) Timing of Award Payments. The Awards granted for a Performance Period shall be paid to Participants as soon as administratively possible following completion of the certifications required by this Section 11.

          (vi) Maximum Award Payable. Notwithstanding any provision contained in this Plan to the contrary, the maximum Performance Compensation Award payable to any one Participant under the Plan for a Performance Period is 1,000,000 Shares or, in the event the Performance Compensation Award is paid in cash, the equivalent cash value thereof on the last day of the Performance Period to which such Award relates. Furthermore, any Performance Compensation Award that has been deferred shall not (between the date as of which the Award is deferred and the payment date) increase (i) with respect to Performance Compensation Award that is payable in cash, by a measuring factor for each fiscal year greater than a reasonable rate of interest set by the Committee or (ii) with respect to a Performance Compensation Award that is payable in Shares, by an amount greater than the appreciation of a Share from the date such Award is deferred to the payment date.

SECTION 12. Amendment and Termination.

     (a) Amendments to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or

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regulatory requirement applicable to the Plan and provided further that any such amendment, alteration, suspension, discontinuance or termination that would impair the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

     (b) Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would impair the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

     (c) Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(b) hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that no such adjustment shall be authorized to the extent that such authority or adjustment would cause an Award designated by the Committee as a Performance Compensation Award under Section 11 of the Plan to fail to qualify as “performance-based compensation” under Section 162(m) of the Code.

SECTION 13. Change of Control. In the event of a Change of Control after the date of the adoption of this Plan, any outstanding Awards then held by Participants which are unexercisable or otherwise unvested shall automatically be deemed exercisable or otherwise vested, as the case may be, as of immediately prior to such Change of Control.

SECTION 14. General Provisions.

     (a) Nontransferability.

          (i) Each Award, and each right under any Award, shall be exercisable only by the Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative.

          (ii) No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

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          (iii) Notwithstanding the foregoing, the Committee may in the applicable Award Agreement evidencing an option granted under the Plan or at any time thereafter in an amendment to an Award Agreement provide that Options granted hereunder which are not intended to qualify as Incentive Options may be transferred by the Participant to whom such Option was granted (the “Grantee”) without consideration, subject to such rules as the Committee may adopt to preserve the purposes of the Plan, to:

(A)	the Grantee’s spouse, children or grandchildren (including adopted and stepchildren and grandchildren) (collectively, the “Immediate Family”);

(B)	a trust solely for the benefit of the Grantee and his or her Immediate Family; or

(C)	a partnership or limited liability company whose only partners or stockholders are the Grantee and his or her Immediate Family members;

(each transferee described in clauses (A), (B) and (C) above is hereinafter referred to as a “Permitted Transferee”); provided that the grantee gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Grantee in writing that such a transfer would comply with the requirements of the Plan and any applicable Award Agreement evidencing the option.

The terms of any option transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee and any reference in the Plan or in an Award Agreement to an optionee, Grantee or Participant shall be deemed to refer to the Permitted Transferee, except that (a) Permitted Transferees shall not be entitled to transfer any Options, other than by will or the laws of descent and distribution; (b) Permitted Transferees shall not be entitled to exercise any transferred Options unless there shall be in effect a registration statement on an appropriate form covering the shares to be acquired pursuant to the exercise of such Option if the Committee determines that such a registration statement is necessary or appropriate, (c) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Grantee under the Plan or otherwise and (d) the consequences of termination of the Grantee’s employment by, or services to, the Company under the terms of the Plan and applicable Award Agreement shall continue to be applied with respect to the Grantee, following which the Options shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award Agreement.

     (b) No Rights to Awards. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of

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Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

     (c) Share Certificates. All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     (d) Withholding.

          (i) A Participant may be required to pay to the Company or any Affiliate and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Committee may provide for additional cash payments to holders of Awards to defray or offset any tax arising from the grant, vesting, exercise or payments of any Award.

          (ii) Without limiting the generality of clause (i) above, a Participant may satisfy, in whole or in part, the foregoing withholding liability by delivery of Shares owned by the Participant (which are not subject to any pledge or other security interest and which have been owned by the Participant for at least 6 months) with a Fair Market Value equal to such withholding liability or by having the Company withhold from the number of Shares otherwise issuable pursuant to the exercise of the option a number of Shares with a Fair Market Value equal to such withholding liability.

          (iii) Notwithstanding any provision of this Plan to the contrary, in connection with the transfer of an Option to a Permitted Transferee pursuant to Section 14(a) of the Plan, the Grantee shall remain liable for any withholding taxes required to be withheld upon the exercise of such Option by the Permitted Transferee.

     (e) Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto, including but not limited to the effect on such Award of the death, disability or termination of employment or service of a Participant and the effect, if any, of such other events as may be determined by the Committee.

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     (f) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, Shares and other types of Awards provided for hereunder (subject to stockholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

     (g) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or in any consulting relationship to, the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

     (h) No Rights as Stockholder. Subject to the provisions of the applicable Award, no Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares. Notwithstanding the foregoing, in connection with each grant of Restricted Stock hereunder, the applicable Award shall specify if and to what extent the Participant shall not be entitled to the rights of a stockholder in respect of such Restricted Stock.

     (i) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of New York.

     (j) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

     (k) Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal securities laws.

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     (l) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

     (m) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

     (n) Payments to Persons Other Than Participants. If the Committee or the senior human resource officer of the Company shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee or the senior human resource officer of the Company so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

     (o) Relationship to Other Benefits. No payment or benefit under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company or any Subsidiary except as otherwise specifically provided in such other plan.

     (p) No Liability of Committee Members. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan to the fullest extent permitted by the Company’s Amended and Restated Certificate of Incorporation, as may be hereafter amended from time to time. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Amended and Restated Certificate of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

     (q) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any

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way material or relevant to the construction or interpretation of the Plan or any provision thereof.

SECTION 15. Term of the Plan.

     (a) Restatement Effective Date. The amendment and restatement of the Plan shall be effective as of the Restatement Effective Date; provided, that if the stockholders of the Company do not approve the Plan as described in Section 3 at the Company’s 2004 annual stockholder meeting, then the amendment and restatement of the Plan shall be ineffective, and the Plan shall continue in effect as constituted immediately prior to the Restatement Effective Date.

     (b) Expiration Date. No Award shall be granted under the Plan after June 30, 2014. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after June 30, 2014.

     (c) Section 162(m) Reapproval. The provisions of the Plan regarding Performance Compensation Awards shall be disclosed and reapproved by stockholders of the Company no later than the first stockholder meeting that occurs in the fifth year following the year that stockholders previously approved such provisions, in order for Performance Compensation Awards granted after such time to be exempt from the deduction limitations of Section 162(m) of the Code. Nothing in this Section 15(c), however, shall affect the validity of Performance Compensation Awards granted after such time if such stockholder approval has not been obtained.